Execution Version PURCHASE AND SALE AGREEMENT BY AND BETWEEN STERLING INVESTMENT HOLDINGS LLC, as Seller, AND SUMMIT MIDSTREAM HOLDINGS, LLC, as Buyer October 14, 2022

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND INTERPRETATIONS..............................................................1 Section 1.1 Definitions ..............................................................................................1 Section 1.2 Interpretations .......................................................................................1 ARTICLE II PURCHASE AND SALE OF THE ACQUIRED INTERESTS; CLOSING ............2 Section 2.1 Purchase and Sale of the Acquired Interests ......................................2 Section 2.2 Purchase Price .......................................................................................2 Section 2.3 Escrow ....................................................................................................2 Section 2.4 Purchase Price Adjustments. ...............................................................3 Section 2.5 Allocation of Purchase Price ................................................................6 Section 2.6 Withholding ...........................................................................................7 ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING SELLER ................7 Section 3.1 Organization; Qualification .................................................................7 Section 3.2 Authority; Enforceability. ....................................................................7 Section 3.3 Non-Contravention ...............................................................................8 Section 3.4 Consents and Approvals .......................................................................8 Section 3.5 Legal Proceedings..................................................................................8 Section 3.6 Ownership of Acquired Interests. ........................................................9 Section 3.7 Brokers’ Fee ...........................................................................................9 Section 3.8 Bankruptcy ............................................................................................9 ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY GROUP ..........................................................................................9 Section 4.1 Organization; Qualification .................................................................9 Section 4.2 Non-Contravention .............................................................................10 Section 4.3 Consents and Approvals .....................................................................10 Section 4.4 Capitalization. .....................................................................................10 Section 4.5 Compliance with Law .........................................................................11 Section 4.6 Title to Properties and Assets ............................................................12 Section 4.7 Financial Statements. ..........................................................................13 Section 4.8 Absence of Certain Changes ..............................................................15 Section 4.9 Environmental Matters ......................................................................15 Section 4.10 Material Contracts. .............................................................................16 Section 4.11 Legal Proceedings................................................................................18 Section 4.12 Permits .................................................................................................18 Section 4.13 Taxes .....................................................................................................19 Section 4.14 Employee Benefits; Employment and Labor Matters .....................21 Section 4.15 Intellectual Property ...........................................................................25 Section 4.16 Insurance ..............................................................................................25 Section 4.17 Affiliate Transactions .........................................................................26 Section 4.18 Brokers’ Fee .........................................................................................26 Section 4.19 Imbalances ...........................................................................................26

Section 4.20	**Releases and Conveyances of Dedicated Acreage and Wells**	26
Section 4.21	**No Bankruptcy**	27
Section 4.22	**Bank Accounts**	27
Section 4.23	**Certain Payments**	27
Section 4.24	**Records**	27
Section 4.25	**Operations**	27
Section 4.26	**No Reliance**	27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER 28

Section 5.1	**Organization; Qualification**	28
Section 5.2	**Authority; Enforceability**.	28
Section 5.3	**Non-Contravention**	29
Section 5.4	**Consents and Approvals**	29
Section 5.5	**Legal Proceedings**	29
Section 5.6	**Anti-Money Laundering**	30
Section 5.7	**Matters Relating to Acquisition of the Acquired Interests**.	30
Section 5.8	**Bankruptcy**	30
Section 5.9	**Financial Resources**	30
Section 5.10	**Brokers' Fee**	31
Section 5.11	**No Reliance**	32

ARTICLE VI COVENANTS OF THE PARTIES 32

Section 6.1	**Conduct of Business of Seller and the Company Group**.	32
Section 6.2	**Access to Information**.	35
Section 6.3	**Governmental Approvals**.	36
Section 6.4	**Debt Financing Information**.	38

ARTICLE VII FURTHER AGREEMENTS 39

Section 7.1	**Indemnification of Officers, Directors, Employees and Agents**.	39
Section 7.2	**Retention of Books and Records**	40
Section 7.3	**Expenses**	40
Section 7.4	**Insurance Proceed Reimbursements**	40
Section 7.5	**Support Obligations**	41
Section 7.6	**Further Assurances**	41
Section 7.7	**Public Statements**	41
Section 7.8	**Transfer Taxes**	42
Section 7.9	**Tax Matters**	42
Section 7.10	**R&W Policy**	42
Section 7.11	**Use of Name and Sterling Marks**	43
Section 7.12	**Employee Matters**.	43
Section 7.13	**Confidentiality**	46
Section 7.14	**Interim Information**	48
Section 7.15	**Casualty and Condemnation**.	48
Section 7.16	**Exclusivity**	49
Section 7.17	**Records**	50
Section 7.18	**Data Rooms**	50

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Section 7.19	**Buyer Obligations in Respect of the Financing.**	51
ARTICLE VIII CONDITIONS TO CLOSING		53
Section 8.1	**Conditions to Obligations of Each Party**	53
Section 8.2	**Conditions to Obligations of Buyer**	53
Section 8.3	**Conditions to Obligations of Seller**	54
ARTICLE IX CLOSING		55
Section 9.1	**Time and Place of Closing**	55
Section 9.2	**Deliveries and Actions at Closing**	56
ARTICLE X TERMINATION RIGHTS		58
Section 10.1	**Termination Rights**	58
Section 10.2	**Effect of Termination**	60
ARTICLE XI MISCELLANEOUS		61
Section 11.1	**No Survival; Sole and Exclusive Remedy**	61
Section 11.2	**Governing Law**	61
Section 11.3	**Consent to Jurisdiction**	62
Section 11.4	**Waiver of Jury Trial**	62
Section 11.5	**Amendment and Modification**	62
Section 11.6	**Waiver of Compliance; Consents**	62
Section 11.7	**Notices**	62
Section 11.8	**Assignment**	63
Section 11.9	**Third Party Beneficiaries**	63
Section 11.10	**Entire Agreement**	64
Section 11.11	**Severability**	64
Section 11.12	**Representation by Counsel**	64
Section 11.13	**Disclosure Schedules**	64
Section 11.14	**Facsimiles; Counterparts**	65
Section 11.15	**Privileged Communications**	65
Section 11.16	**Certain Waivers**	65
Section 11.17	**Affiliate Liability**	66
Section 11.18	**Specific Performance**	66
Section 11.19	**Time is of the Essence**	66
Section 11.20	**Debt Financing Sources**	67

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EXHIBITS

Exhibit A	—	Definitions
Exhibit B	—	Form of Assignment of Interests
Exhibit C	—	Form of Mutual Release
Exhibit D	—	R&W Conditional Binder
Exhibit E	—	Form of Settlement Statement
Exhibit F	—	Form of Escrow Agreement
Exhibit G	—	Form of Resignation Letter

SCHEDULES

Schedule 1.1(a)	Company Group
Schedule 1.1(b)	Intercompany Debt
Schedule 1.1(c)	Sample Calculations of Net Working Capital
Schedule 1.1(d)	Permitted Liens
Schedule 1.1(e)	Specified Debt
Schedule 3.3	Non-Contravention
Schedule 3.4	Governmental Consents
Schedule 4.1	Jurisdictions
Schedule 4.2	Non-Contravention
Schedule 4.3	Governmental Consents
Schedule 4.6(a)	Title to Properties and Assets
Schedule 4.6(b)	Owned Real Property and Leased Real Property
Schedule 4.6(c)	Rights of Way
Schedule 4.7(b)	Accounting Principles
Schedule 4.7(c)	Accounts Receivable
Schedule 4.7(d)	Accounts Payable
Schedule 4.7(e)	Liabilities
Schedule 4.7(f)	Debt
Schedule 4.7(g)	Bonds, Letters of Credit, Guarantees and Similar Instruments
Schedule 4.8	Absence of Certain Changes
Schedule 4.9	Environmental Matters
Schedule 4.10(a)	Material Contracts
Schedule 4.10(b)	Oral Contracts
Schedule 4.10(c)	Amendments to Material Contracts
Schedule 4.11	Legal Proceedings
Schedule 4.12	Permits
Schedule 4.13	Taxes
Schedule 4.13(c)	Tax Contests
Schedule 4.14(a)	Plans
Schedule 4.14(j)	Action Pending Against Plans
Schedule 4.14(n)	Employment Proceedings
Schedule 4.15	Intellectual Property
Schedule 4.16	Insurance
Schedule 4.17	Affiliate Transactions
Schedule 4.18	Brokers' Fee
Schedule 4.19	Imbalances

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v Schedule 4.20 Releases and Conveyances of Dedicated Acreage and Wells Schedule 4.22 Bank Accounts Schedule 5.4 Consents and Approvals Schedule 6.1 Conduct of Business Schedule 6.1(d) Minimum Cash Amounts Schedule 7.4 Insurance Proceed Reimbursements Schedule 7.5 Support Obligations Schedule 7.9 Sales and Use Tax Refunds Schedule 9.2(b)(iv) Resignations Schedule 9.2(b)(v) Lien Releases Schedule 9.2(b)(viii) Required Approvals Schedule A Assets

1 PURCHASE AND SALE AGREEMENT This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of October 14, 2022 (the “Execution Date”), is made and entered into by and between Sterling Investment Holdings LLC, a Delaware limited liability company (“Seller”), and Summit Midstream Holdings, LLC, a Delaware limited liability company (“Buyer”). Each of the parties to this Agreement is sometimes referred to individually in this Agreement as a “Party” and both of the parties to this Agreement are sometimes collectively referred to in this Agreement as the “Parties.” R E C I T A L S WHEREAS, Seller owns all of the issued and outstanding Equity Interests (the “Acquired Interests”) in the entities set forth on Schedule 1.1(a) of the Seller Disclosure Schedule (collectively, the “Company Group” and each, individually, a “Company Group Member”); and WHEREAS, subject to the terms and conditions of this Agreement, at the Closing, Seller desires to sell, and Buyer desires to purchase, the Acquired Interests in exchange for payment of the Adjusted Purchase Price on the terms and subject to the conditions set forth in this Agreement. A G R E E M E N T S NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties undertake and agree as follows: ARTICLE I DEFINITIONS AND INTERPRETATIONS Section 1.1 Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement shall have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement. Section 1.2 Interpretations. The rules of construction set forth in this Section 1.2 shall apply to the interpretation of this Agreement. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of or to this Agreement refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, and other subdivisions of or to this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, or other subdivision of or to this Agreement unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the words “including” and “excluding” (in their various forms) are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” Unless expressly provided to the contrary, if a word or phrase is defined, its other

2 grammatical forms have a corresponding meaning. The words “shall” and “will” have the equal force and effect. All references to “$” or “Dollars” shall be deemed references to United States Dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Execution Date. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Reference herein to any federal, state, local, or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and reference herein to any agreement, instrument, or Law means such agreement, instrument, or Law as from time to time amended, modified, or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws. If any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall automatically be extended until the end of the first succeeding Business Day. Unless otherwise specified, all references to a specific time of day in this Agreement shall be based on Mountain time on the date in question. References to a Person are also to its permitted successors and permitted assigns. The phrases “disclosed in writing to Buyer”, “provided to Buyer” or “made available to Buyer” or similar phrases as used in this Agreement shall mean that the subject documents were posted to the Data Rooms or documents containing sensitive personnel information shared between Buyer and Seller via e-mail, in each case, at least two (2) Business Days prior to the Execution Date. ARTICLE II PURCHASE AND SALE OF THE ACQUIRED INTERESTS; CLOSING Section 2.1 Purchase and Sale of the Acquired Interests. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign and transfer to Buyer, and Buyer shall purchase, acquire and accept, the Acquired Interests, free and clear of all Liens, other than Corporate Encumbrances. Section 2.2 Purchase Price. Subject to the terms and conditions of this Agreement, the unadjusted purchase price to be delivered by Buyer to Seller in exchange for the sale, assignment and transfer of the Acquired Interests to Buyer shall be $140,000,000 (the “Unadjusted Purchase Price”), subject to adjustment pursuant to Section 2.4 of this Agreement (as adjusted, the “Adjusted Purchase Price”). The Closing Cash Payment shall be paid at Closing in accordance with Section 9.2. Section 2.3 Escrow. On or prior to the Execution Date, Buyer shall deposit for the benefit of Seller an amount equal to $10,000,000 (together with any and all interest accrued thereon, the “Deposit”) via wire transfer of immediately available funds to the Escrow Agent to be held in an escrow account (the “Deposit-PPA Escrow Account”) in accordance with the terms hereof and the Escrow Agreement. At the Closing, the Buyer and Seller shall submit a joint written instruction to the Escrow Agent, instructing the Escrow Agent to disburse from the Deposit-PPA Escrow Account, an amount to Seller equal to the Deposit (including any interest accruing thereon), less the sum of (a) the Adjustment Escrow Amount and (b) the Severance Escrow Amount. The Adjustment Escrow Amount shall continue to be held by the Escrow Agent in the Deposit-PPA Escrow Account in accordance with the terms of this Agreement and the

3 Escrow Agreement as security, solely for the purpose of satisfying Seller’s payment obligations resulting from purchase price adjustments in favor of Buyer in accordance with Section 2.4(d), if any, and shall terminate upon the final release of all funds pursuant thereto. Concurrent with the Closing, the Severance Escrow Amount shall be transferred by the Escrow Agent to a separate escrow account and shall be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement as security in connection with any reimbursements for Termination Payments in favor of Buyer in accordance with Section 7.12(a), if any (such separate account, the “Severance Escrow Account”), and shall terminate upon the final release of all funds pursuant thereto. For the avoidance of doubt, the Severance Escrow Amount (including any interest accruing thereon) shall be held by the Escrow Agent in the Severance Escrow Account, separate and apart from the Deposit-PPA Escrow Account and shall not be commingled with the Adjustment Escrow Amount (including any interest accruing thereon). Buyer and Seller will share equally the payment of any fees and expenses payable to the Escrow Agent pursuant to the Escrow Agreement. Section 2.4 Purchase Price Adjustments. (a) The Unadjusted Purchase Price shall be subject to adjustment at Closing as follows: (i) increased by the amount, if any, by which the Estimated Net Working Capital exceeds the Target Working Capital; (ii) decreased by the amount, if any, by which the Target Working Capital exceeds the Estimated Net Working Capital; (iii) decreased by the Estimated Closing Debt; (iv) decreased by the Estimated Transaction Expenses; and (v) increased by Estimated Closing Cash. (b) Not later than five (5) Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer for review a preliminary settlement statement, in substantially the form attached hereto as Exhibit E, and attaching reasonable supporting documentation in Seller’s possession to enable a review thereof by Buyer (the “Estimated Settlement Statement”), setting forth Seller’s estimated calculation of the Adjusted Purchase Price (the “Estimated Adjusted Purchase Price”) after giving effect to all adjustments set forth in Section 2.4(a), including its good faith estimate of (i) Net Working Capital (“Estimated Net Working Capital”), (ii) Closing Debt (the “Estimated Closing Debt”), (iii) Transaction Expenses (“Estimated Transaction Expenses”), and (iv) Closing Cash (“Estimated Closing Cash”), together with applicable wiring instructions. Within two (2) Business Days after Buyer’s receipt of the Estimated Settlement Statement, Buyer shall deliver to Seller a written report containing all changes that Buyer proposes in good faith to be made to the Estimated Settlement Statement, together with the explanation therefor and the supporting documents thereof, if available. The Parties shall in good faith attempt to agree in writing on the Estimated Settlement Statement as soon as possible after Seller’s receipt of Buyer’s written report, but in any event prior to the Closing. The Estimated Settlement Statement, as agreed upon in writing by the Parties, will be used to adjust the Unadjusted Purchase Price at the Closing and to determine the Adjusted Purchase Price at the Closing; provided, that if

4 the Parties do not agree in writing upon any of the adjustments set forth in the Estimated Settlement Statement prior to the Closing, then the Seller’s proposed Estimated Settlement Statement shall control for purposes of all payments and issuances to be made at Closing. For the avoidance of doubt, Buyer’s failure to object to the Estimated Settlement Statement prior to the Closing shall in no event be deemed to constitute a final agreement on the items included therein, and Buyer shall in no event be precluded from disputing any such items following the Closing in accordance with this Agreement. (c) Not later than the 60th day following the Closing Date, Buyer shall prepare and deliver to Seller a statement in substantially the form attached hereto as Exhibit E, and attaching reasonable supporting documentation to enable a review thereof by Seller (the “Final Settlement Statement”) setting forth Buyer’s estimate of the final calculation of the Adjusted Purchase Price and showing the calculation of each adjustment under Section 2.4(a). The Final Settlement Statement shall become final, conclusive and binding on the Parties unless Seller delivers to Buyer an Objection Notice (as hereinafter defined) within the 30-day period following receipt of the Final Settlement Statement (the “Review Period”). Prior to the expiration of the Review Period, Seller may deliver to Buyer a written report or notice containing any changes that Seller proposes be made to the Final Settlement Statement, which shall include an explanation of any such changes, the reasons therefor and the supporting documents thereof in Seller’s possession (such written report, an “Objection Notice”). Any items or changes not so specified in an Objection Notice shall be deemed forever waived, and Buyer’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed specifically in an Objection Notice shall prevail and shall be final, conclusive and binding on the Parties. Seller shall be deemed to have waived any rights to object to the Final Settlement Statement unless Seller delivers an Objection Notice to Buyer within the Review Period and, if the Review Period expires without Seller so delivering an Objection Notice, then the Final Settlement Statement and Adjusted Purchase Price shall become final and binding for all purposes of this Agreement. If Seller delivers an Objection Notice to Buyer during the Review Period, then Seller and Buyer shall use commercially reasonable efforts to work together in good faith to agree on the disputed items and the final Adjusted Purchase Price no later than thirty (30) days after the date on which Buyer received such Objection Notice from Seller. In the event that the Parties cannot reach agreement within such 30-day period, the Parties shall within ten (10) days following the end of such 30-day period mutually engage and refer the remaining disputed matters to PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP is unable or unwilling to perform its obligations under this Section 2.4(c), such other nationally- recognized independent accounting firm as is mutually agreed on by Seller and Buyer or if Buyer and Seller cannot so agree within such time period then such other nationally-recognized independent accounting firm appointed by the Denver office of the American Arbitration Association as requested by Buyer or Seller (such firm that agrees to serve hereunder, the “Accounting Firm”). Within ten (10) days following the agreement of the Accounting Firm to serve hereunder, (i) Buyer and Seller shall deliver to the Accounting Firm and Buyer or Seller, as applicable, the Final Settlement Statement, the Objection Notice and such work papers, invoices and other reports and information relating to the disputed matters as the Accounting Firm may reasonably request and (ii) each of Buyer and Seller shall (A) summarize its position with regard to the disputed matters in the Objection Notice in a written document of twenty (20) pages or less (exclusive of exhibits, schedules or other attachments) and (B) submit such summaries along with reasonable supporting detail (the foregoing items together forming Buyer’s or Seller’s, as applicable, “Submission”). Buyer and Seller shall be afforded the opportunity to discuss the

5 disputed matters and both Submissions with the Accounting Firm, but the Accounting Firm shall not conduct a formal evidentiary hearing. The Parties shall, and shall cause their respective Affiliates and representatives to, cooperate in good faith with the Accounting Firm, and shall give the Accounting Firm access to all data and other information it reasonably requests for purposes of such resolution, other than any such data or information that is covered by attorney-client privilege, the attorney work-product doctrine or similar protections; provided, that no Party will disclose to the Accounting Firm, and the Accounting Firm will not consider for any purpose, any settlement discussions or settlement offer made by any Party. Seller and Buyer will cooperate with the Accounting Firm in all reasonable respects, but neither Party will have ex parte meetings, teleconferences or other correspondence with such Accounting Firm, as it is intended for each of Seller and Buyer to be included in all discussions and correspondence with such Accounting Firm. The Accounting Firm shall act as an arbitrator for the limited purpose of determining the specific disputed matters submitted by either Seller or Buyer in their respective Submissions to the Accounting Firm, and whether and to what extent, if any, the Adjusted Purchase Price requires adjustment as a result of the resolution of those disputed matters; provided, however, that if any of the disputed matters relate to the interpretation of the Parties’ legal rights or obligations under this Agreement or the Transaction Documents rather than financial or accounting matters pertinent to the calculation of the Adjusted Purchase Price, such disputed matter shall instead be resolved in the manner set forth in Section 11.3 (with any dispute as to whether a disputed matter is legal or financial, or accounting-related in nature to be resolved solely by the Accounting Firm in its capacity as an arbitrator). The Accounting Firm may not award interest, damages or penalties. The Accounting Firm’s determination shall be made within thirty (30) days after receipt of the Submissions and, absent manifest error, shall be final and binding on Buyer and Seller, without right of appeal, and shall constitute an arbitral award upon which a judgment may be entered in any court having jurisdiction thereof. In determining the proper amount of the Adjusted Purchase Price, the Accounting Firm shall not increase the Adjusted Purchase Price more than the increase proposed by Buyer or Seller nor decrease the Adjusted Purchase Price more than the decrease proposed by Buyer or Seller, as set forth in their respective Submissions, as applicable. The costs and expenses of the Accounting Firm in connection with resolving such disputed matters will be borne by Buyer and Seller in such proportion as is appropriate to reflect the relative benefits received by Seller and Buyer from the resolution of such dispute. For instance, if Seller challenges the calculation of the Adjusted Purchase Price in the Final Settlement Statement by an amount of $100,000, but the Accounting Firm determines that Seller has a valid claim for only $40,000, Buyer shall bear 40% of the fees and expenses of the Accounting Firm and Seller shall bear the other 60% of such fees and expenses. Except as provided in the immediately preceding two sentences, all other costs and expenses incurred by the Parties in connection with resolving any dispute hereunder before the Accounting Firm shall be borne by the Party incurring such cost and expense. (d) Within five (5) Business Days after the earlier of (x) the expiration of the Review Period without delivery and receipt of any Objection Notice and (y) the date on which Seller and Buyer, or the Accounting Firm, as applicable, finally determine the final Adjusted Purchase Price in accordance with the terms and provisions of this Section 2.4 (the “Final Adjusted Purchase Price”), the following shall occur: (i) if the Final Adjusted Purchase Price is less than the Estimated Adjusted Purchase Price, then the Parties shall promptly execute and issue a joint written instruction

6 to the Escrow Agent, instructing the Escrow Agent to release (A) to Buyer, an amount of cash from the Deposit-PPA Escrow Account equal to the difference between the Final Adjusted Purchase Price and the Estimated Adjusted Purchase Price (or if the difference equals or exceeds the amount of the Adjustment Escrow Funds, the total amount of the Adjustment Escrow Funds) and (B) to Seller, any remaining amounts in the Deposit-PPA Escrow Account with respect to the Adjustment Escrow Funds after giving effect to clause (A); provided, that if the difference between the Final Adjusted Purchase Price and the Estimated Adjusted Purchase Price exceeds the amount of the Adjustment Escrow Funds (such excess amount, the “Shortfall”), Seller shall promptly pay to Buyer an amount of cash equal to the Shortfall by wire transfer of immediately available funds to the account or accounts designated in writing by Buyer; (ii) if the Final Adjusted Purchase Price is greater than the Estimated Adjusted Purchase Price, then (A) Buyer shall promptly pay to Seller an amount of cash equal to the difference between the Final Adjusted Purchase Price and the Estimated Adjusted Purchase Price by wire transfer of immediately available funds to the account or accounts designated in writing by Seller and (B) the Parties shall promptly execute and issue a joint written instruction to the Escrow Agent, instructing the Escrow Agent to release the total amount of the Adjustment Escrow Funds to the Seller; and (iii) if the Final Adjusted Purchase Price equals the Estimated Adjusted Purchase Price, then the Parties shall promptly execute and issue a joint written instruction to the Escrow Agent, instructing the Escrow Agent to release the total amount of the Adjustment Escrow Funds to the Seller. Section 2.5 Allocation of Purchase Price. Within sixty (60) days after the Final Adjusted Purchase Price has been determined pursuant to Section 2.4, Buyer shall prepare and deliver to Seller a statement setting forth an allocation of the Final Adjusted Purchase Price, the applicable assumed liabilities of the Company Group and any other items that are treated as consideration for U.S. federal income Tax purposes among the Assets in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation”). Buyer shall adjust the Allocation to incorporate all reasonable comments thereto provided by Seller no later than thirty (30) days after delivery of the Allocation to Seller, and the Parties shall cooperate to reach agreement with respect to the Allocation. The Parties shall use commercially reasonable efforts to adjust the Allocation in a manner consistent with Section 1060 of the Code following any adjustment to the Final Adjusted Purchase Price pursuant to applicable Law. Seller and Buyer shall, and shall cause their Affiliates to, file all Tax Returns in a manner consistent with the Allocation, as adjusted, unless otherwise required by a final determination as defined in Section 1313 of the Code; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax Proceedings in connection with the Allocation, and the Parties shall promptly inform one another of any challenge by any Taxing Authority related to the Allocation. If Seller and Buyer cannot reach an agreement with respect to the Allocation pursuant to the procedures set forth in this Section 2.5, they shall submit the dispute to the Accounting Firm, who shall make a final determination regarding the Allocation. The costs and expenses of the Accounting Firm in connection with resolving any such dispute will be split equally between Buyer and Seller.

7 Section 2.6 Withholding. Notwithstanding any other provision in this Agreement to the contrary, Buyer, Seller and each of the Company Group Members, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable (directly or indirectly) pursuant to this Agreement such amounts as Buyer, Seller or such Company Group Member is required to deduct and withhold with respect to the making of such payment under applicable Law; provided, that Buyer or Seller (as applicable) shall provide prompt written notice to the applicable payee upon becoming aware that such deduction or withholding is required. To the extent that amounts are so withheld and paid to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable payee in respect of which such deduction and withholding was made. Buyer and Seller shall (and shall cause their respective Affiliates to) cooperate with the applicable payee and take such commercially reasonable steps as such payee may reasonably request to reduce or eliminate any amount that may otherwise be deducted or withheld under this Section 2.6. ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING SELLER Except as set forth on the Seller Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows: Section 3.1 Organization; Qualification. Seller is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all requisite organizational power and authority to own, lease and operate its properties (including the Acquired Interests and, indirectly, the Assets) and to carry on its business as it is now being conducted. Seller is duly licensed or qualified to do business as a foreign limited liability company in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is, or will be, a party or to materially impair its ability to perform its obligations under this Agreement or the Transaction Documents to which it is, or will be, a party. Section 3.2 Authority; Enforceability. (a) Seller has the requisite power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is, or will be, a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is, or will be, a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary limited liability company action on the part of Seller, and no other limited liability company proceedings on the part of Seller are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party.

8 (b) This Agreement and the other Transaction Documents to which Seller is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by Seller, and, assuming the due authorization, execution and delivery by the other parties thereto, this Agreement and each other Transaction Document to which Seller is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at Law) (collectively, “Creditors’ Rights”). Section 3.3 Non-Contravention. Except as set forth on Schedule 3.3 of the Seller Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Seller is, or will be, a party by Seller and the consummation by Seller of the transactions contemplated hereby and thereby does not and will not: (a) contravene, conflict with or result in any breach or violation of any provision of the Organizational Documents of Seller; (b) conflict with, result in a violation of or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration or loss of any material benefit under, require consent, approval or waiver from, or require the giving of notice to any Person (in any case, with or without the giving of notice, or the passage of time or both) under or in connection with any of the terms, conditions or provisions of any material Contract to which Seller is a party or by which any property or asset of Seller is bound or affected; or (c) except for any Governmental Consents (as hereinafter defined), contravene, conflict with, violate or result in a default under any Law or Order to which Seller is subject or by which any of Seller’s properties or assets is bound, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. Section 3.4 Consents and Approvals. Except as set forth on Schedule 3.4 of the Seller Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority (collectively, “Governmental Consents”) needs to be obtained by Seller or is necessary for the consummation by Seller of the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party, other than filings and expirations or terminations of the applicable waiting periods under the HSR Act and such other declarations, filings, registrations, notices, authorizations, consents or approvals if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Seller is, or will be, a party or to materially impair Seller’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. Section 3.5 Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Seller, threatened against Seller or any of its Affiliates (other than the Company

9 Group) that: (a) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which Seller is, or will be, a party or materially impair Seller’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is, or will be, a party, (b) seek to (i) challenge the validity or enforceability of the obligations of Seller under this Agreement or the obligations of Seller under the other Transaction Documents to which it is, or will be, a party or (ii) enjoin, alter, challenge, delay or prevent the consummation of the transactions contemplated by this Agreement or (c) relate to the Company Group, the Acquired Interests or the Assets. To Seller’s Knowledge, no such Proceeding has been threatened against Seller or any of its Affiliates. Section 3.6 Ownership of Acquired Interests. (a) The Acquired Interests are owned of record and beneficially by Seller and Seller has good and valid title to the Acquired Interests, in each case, free and clear of all Liens, other than Corporate Encumbrances. The Acquired Interests constitute all of the issued and outstanding Equity Interests in the Company Group. The consummation of the sale of the Acquired Interests hereunder will convey to Buyer good and valid title to the Acquired Interests, free and clear of all Liens, except for Corporate Encumbrances, and upon such sale to Buyer, Buyer will be the sole owner, beneficially and of record, of all of such Acquired Interests, free and clear of all Liens, except for Corporate Encumbrances. (b) Seller is not a party to any agreements, arrangements or commitments obligating Seller to grant, deliver or sell, or cause to be granted, delivered or sold, the Acquired Interests, by sale, lease, license or otherwise, other than this Agreement. (c) There are no voting trusts, proxies or other agreements or understandings to which Seller is bound with respect to the voting of the Acquired Interests. Section 3.7 Brokers’ Fee. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Seller or its Affiliates (including the Company Group) for which Buyer or the Company Group shall have any responsibility. Section 3.8 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by or, to Seller’s Knowledge, threatened against Seller or its Affiliates (other than the Company Group). ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY GROUP Except as set forth on the Seller Disclosure Schedule, Seller hereby represents and warrants to Buyer as follows: Section 4.1 Organization; Qualification. Each Company Group Member is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Each Company Group Member has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

10 Each Company Group Member is duly licensed or qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to have a material adverse effect on the Company Group, Business or Assets, taken as a whole. Schedule 4.1 of the Seller Disclosure Schedule sets forth a true, correct and complete list of the jurisdictions in which each Company Group Member is qualified or authorized to conduct business as a foreign company. Seller has made available to Buyer true, correct and complete copies of the Organizational Documents of each Company Group Member, as in effect and as amended on the Execution Date, and each as made available to Buyer is in full force and effect, and neither Seller nor any Company Group Member is in material violation of any of the provisions of such Organizational Documents. Section 4.2 Non-Contravention. Except as set forth on Schedule 4.2 of the Seller Disclosure Schedule, the execution, delivery and performance of this Agreement and the other Transaction Documents to which Seller is, or will be, a party by Seller, and the consummation of the transactions contemplated hereby and thereby, does not and will not: (a) contravene, conflict with or result in any breach or violation of any provision of any Company Group Member’s Organizational Documents; (b) conflict with, result in a violation of or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration or loss of any material benefit under, require consent, approval or waiver from, or require the giving of notice to any Person (in any case, with or without the giving of notice, or the passage of time or both) under or in connection with any of the terms, conditions or provisions of any Material Contract or Material Permit; or (c) except for any requisite Governmental Consents, contravene, conflict with, violate or result in a default under any Law or Order to which any Company Group Member is subject or by which any of such Company Group Member’s properties or assets, including the Assets, is bound, except, in the case of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment or acceleration or violations as would not reasonably be expected to be material to the Company Group or the Business. Section 4.3 Consents and Approvals. Except as set forth on Schedule 4.3 of the Seller Disclosure Schedule, no Governmental Consent needs to be obtained by any Company Group Member or is necessary for the consummation by the Company Group of the transactions contemplated by this Agreement or the other Transaction Documents, other than filings and expirations or terminations of the applicable waiting periods under the HSR Act and such other declarations, filings, registrations, notices, authorizations, consents or approvals that if not obtained or made, would not reasonably be expected to be material to the Company Group or the Business. Section 4.4 Capitalization. (a) The Acquired Interests constitute all of the issued and outstanding Equity Securities in the Company Group. There are no Equity Securities issued or outstanding in any of the Company Group Members other than the Acquired Interests.

11 (b) The Acquired Interests have been duly authorized, validly issued, fully paid and nonassessable (except as such non-assessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act), and were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person, including any agreement, right, instrument or understanding with respect to any purchase, sale, issuance, transfer, repurchase, redemption or voting of any Equity Securities, other than as set forth in the Organizational Documents of any Company Group Member. Other than as set forth in the Organizational Documents of any Company Group Member, (1) there are no preemptive rights, rights of first refusal or first offer, option grants or exercise rights, voting or veto rights, voting trusts, change of control or similar rights, anti-dilution protections or other rights that any equity holder, officer, employee, manager or director of the Company Group either is or would be entitled to invoke as a result of the transactions contemplated by this Agreement; and (2) except for this Agreement, there are no outstanding obligations, options, warrants, calls, convertible securities or other rights, agreements, arrangements or commitments, including any appreciation rights, agreements, arrangements, subscription agreements, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, or commitments or other rights or Contracts of any kind or character, contingent or not, obligating Seller or any Company Group Member to (i) issue, transfer, convey, assign, sell, pledge, dispose of or encumber any of the Equity Interests in any Company Group Member, including the Acquired Interests; (ii) make any dividend or distribution of any kind with respect to any of the Equity Interests in any Company Group Member, including the Acquired Interests, or (iii) to provide funds (in the form of a capital contribution) to, or make any investment (in the form of a capital contribution) in, any other Person or to register under federal or state securities Laws any of the Equity Interests in any Company Group Member, including the Acquired Interests. (c) There are no outstanding or authorized equity appreciation, phantom equity, profit participation or other rights to participate in the revenues, profits or equity (or the value thereof) or similar rights affecting the Equity Interests in any Company Group Member, including the Acquired Interests. The Company Group has not granted to any Person any agreement or option, or any right or privilege capable of becoming an agreement or option, for the purchase, subscription, allotment or issue of any unissued interests, units or other securities (including convertible securities, warrants or convertible obligations of any nature) of any Company Group Member, other than as set forth in the Organizational Documents of the members of the Company Group. There are no outstanding contractual obligations of any Company Group Member to repurchase, redeem or otherwise acquire any Equity Interest in any Company Group Member, including the Acquired Interests, other than as set forth in the Organizational Documents of the Company Group. (d) No Company Group Member, directly or indirectly, owns or, since August 31, 2011, has ever owned, any Equity Securities in any other Person. Section 4.5 Compliance with Law. Each Company Group Member is, and has been, for the past three years, in material compliance with all Laws (and has not received any written notice or allegation of material violation, default or noncompliance from any Governmental Authority with respect to any Laws) applicable to such Company Group Member and the ownership and operation of its business, including the Assets, as applicable.

12 Section 4.6 Title to Properties and Assets. (a) The Company Group Members have good and valid title to, or a valid leasehold or other contractual interest in or right to use, as applicable, all buildings, fixtures, machinery, equipment, tools, vehicles, furniture, improvements and other properties and assets used in connection with or otherwise necessary for the operation of the Business, including the tangible Assets, in each case, free and clear of all Liens (except for Permitted Liens). Except as set forth on Schedule 4.6(a) of the Seller Disclosure Schedule, the Assets constitute, in all material respects all of the assets, properties and rights necessary to conduct the operations of the Business. Except as set forth in Schedule 4.6(a) of the Seller Disclosure Schedule, each such item of tangible Assets (including the buildings and other structures on the Real Property) is in good working order and repair (normal wear and tear excepted), has been operated and maintained in the ordinary course of business and remains, as of the date hereof, in suitable and adequate condition for use consistent with past practices of the Company Group. There are no outstanding agreements or options to sell, rights of first offer or rights of first refusal which grant to any Person, other than Buyer, the right to the use, benefit and/or enjoyment of, or to purchase or otherwise acquire, any of the material Assets, or any portion thereof or interest therein. The Assets, Permits, Contracts and rights, tangible and intangible, of any nature whatsoever owned, leased, or held by the Company Group comprise all of the Assets, Permits, Contracts and rights, tangible and intangible, of any nature whatsoever, sufficient and necessary to permit Buyer to conduct the Business immediately following the Closing in the same form and manner as conducted immediately prior to the Execution Date, in all material respects. Maintenance has not been intentionally deferred on any of the foregoing assets in contemplation of the transactions contemplated herein. (b) Each Company Group Member owns and has good, valid and indefeasible title to all of its real property owned in fee, a true, correct and complete list, including the address and legal description, of which is set forth on Schedule 4.6(b) of the Seller Disclosure Schedule (the “Owned Real Property”) and has valid, enforceable and binding leasehold interests in all of its leased real properties (a true, correct and complete list, including the address and description of the applicable lease, of which is set forth on Schedule 4.6(b) of the Seller Disclosure Schedule) (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”), in each case, free and clear of all Liens (except for Permitted Liens). For the avoidance of doubt, the representations contained in this Section 4.6(b) are not intended, and shall not apply, to Rights-of- Way, which are the subject of Section 4.6(c). Except as specifically set forth on Schedule 4.6(b) of the Seller Disclosure Schedule, all leases under which any Company Group Member leases any Leased Real Property are valid, in full force and effect and effective against such Company Group Member party thereto and, to the Knowledge of Seller, the counterparties thereto, in accordance with their respective terms and except as would not otherwise be material to the Company Group or the Business, there is not, under any of such leases, any existing default by any Company Group Member party thereto, or, to the Knowledge of Seller, the counterparties thereto, or, to the Knowledge of Seller, any event which, with notice or lapse of time or both, would become a default by such Company Group Member party thereto, or, to the Knowledge of Seller, the counterparties thereto. The Company Group, as applicable, is currently in possession of the Leased Real Property and neither Seller nor any Company Group Member has subleased, assigned, or otherwise granted to any Person the right to use or occupy such Leased Real Property or any portion thereof. True, correct and complete copies of all such leases for Leased Real Property, including any amendments thereof, have been provided to Buyer. Neither Seller nor any Company Group Member has (i)

13 entered into any Contract or agreement to sell, or which grants an option or other right to any Third Party to purchase; or (ii) leased or otherwise granted to any Person the right to use or occupy, any of the Owned Real Property. (c) The Assets include all of the easements, rights-of-way, licenses or authorizations (such easements, rights-of-way, licenses or authorizations which are a part of the Assets, the “Rights-of-Way”) necessary to access and operate the Assets as currently owned and operated, in all material respects. Schedule 4.6(c) of the Seller Disclosure Schedule contains a true, correct and complete list of all material Rights-of-Way and similar non-possessory interests of which the Company Group owns or has an interest in and which are necessary to the operation of their businesses and assets as of the date hereof, including the Assets. Except as specifically set forth on Schedule 4.6(c) of the Seller Disclosure Schedule, (i) all Rights-of-Way are valid, in full force and effect and effective against such Company Group Member party thereto and, to the Knowledge of Seller, the counterparties thereto, in accordance with their respective terms and (ii) there is not, under any Rights-of-Way, any existing default by any Company Group Member party thereto, or, to the Knowledge of Seller, the counterparties thereto, or, the Knowledge of Seller, any event which, with notice or lapse of time or both, would become a default by such Company Group Member party thereto, or, to the Knowledge of Seller, the counterparties thereto. To Seller’s Knowledge, no counterparty to any Rights-of-Way or any successor to the interest of such counterparty has threatened in writing to file any action to terminate, cancel, rescind or procure judicial reformation of any Rights-of-Way, which such proposed action remains unresolved. True, correct and complete copies of all Rights-of-Way have been made available to Buyer. (d) The Real Property and Rights-of-Way constitute all of the material real property used for the conduct of the Business, in all material respects, on the date hereof. (e) There is no pending or, to the Knowledge of Seller, threatened condemnation of any Real Property by any Governmental Authority. No Company Group Member has received any written notice of any eminent domain Proceeding or taking, nor, to the Knowledge of Seller, is any such Proceeding or taking contemplated with respect to all or any material portion of the Real Property. (f) Seller has made available to Buyer true, correct, and complete copies of all of Seller’s prior and existing title insurance policies in the possession of Seller insuring title to the Owned Real Property, including copies of any exceptions thereto in the possession of Seller relating to the Owned Real Property, all surveys of the Owned Real Property which are in the possession of Seller, and such other inspection reports, appraisals, information, data, reports, notices, Contracts, agreements and other documents in Seller’s possession relating to the Owned Real Property. Section 4.7 Financial Statements. (a) Seller has made available to Buyer true, correct and complete copies of the following financial statements: (i) an audited combined balance sheet of the Company Group and the related audited combined income statement, statement of cash flows and statement of changes in members’ equity of the Company Group as of and for the twelve (12)-month periods ended December 31, 2020 and December 31, 2021, and (ii) an unaudited combined balance sheets of the

14 Company Group and the related unaudited combined income statements, statement of cash flows and statement of changes in members’ equity as of the 6-month period ended June 30, 2021, the 3-month period ended March 31, 2022 and the 6-month period ended June 30, 2022 (collectively, the “Financial Statements”). (b) Except as set forth on Schedule 4.7(b) of the Seller Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, and present fairly, in all material respects, in accordance with the applicable requirements of GAAP, the financial position and operating results and cash flows of each Company Group Member as of, and for the periods ended on, the respective dates thereof, subject to normal year-end adjustments (none of which are reasonably expected to be material) and accruals and the absence of notes and other textual disclosures required by GAAP. The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company Group, as applicable. (c) Except as set forth in Schedule 4.7(c) of the Seller Disclosure Schedule, all of the accounts receivable of the Company Group are valid and enforceable claims, are not subject to any set-off or counterclaim and are recorded in the ordinary course of business of the Company Group. The allowance for doubtful accounts stated in the Financial Statements is adequate and reasonable based on the past history of the Company Group with respect to their business and customers. Set forth on Schedule 4.7(c) of the Seller Disclosure Schedule is a list of the accounts receivable and accounts payable of the Company Group that, as of the date hereof, have been outstanding for more than ninety (90) days after the relevant invoice date; provided, that any accounts receivable that have been re-issued or re-dated shall be deemed to have been outstanding since the original issuance of such accounts receivable. Except as set forth on Schedule 4.7(c) of the Seller Disclosure Schedule, there are no, and during the two year period prior to the date hereof, there have been no, billing or fee disputes with any material customer of the Company Group. (d) All accounts payable of the Company Group arose in bona fide arm’s-length transactions in the ordinary course of business of the Company Group. Since the date of the most recent balance sheet included in the Financial Statements, the Company Group has paid its accounts payable in the ordinary course and in a manner that is consistent with past practices of the Company Group. Except as set forth in Schedule 4.7(d) of the Seller Disclosure Schedule, the Company Group does not have any accounts payable owing to Seller or any Person that is affiliated with Seller or any managers, directors, officers or employees of the Company Group. (e) Except as set forth on Schedule 4.7(e) of the Seller Disclosure Schedule, the Company Group does not have any Liability, whether accrued, contingent, absolute or otherwise, except for Liabilities that are accrued, expressly stated or adequately reserved against in the Financial Statements dated as of the Balance Sheet Date; Liabilities that have arisen since the Balance Sheet Date in the ordinary course of business; or Liabilities which would not (individually or in the aggregate) reasonably be expected to be material to the Company Group or the Business. (f) Except as set forth on Schedule 4.7(f) of the Seller Disclosure Schedule, the Company Group does not have any outstanding Debt as of the Execution Date.

15 (g) Set forth on Schedule 4.7(g) of the Seller Disclosure Schedule is a true, complete and accurate list of all bonds, letters of credit, guarantees and similar instruments posted or entered into by Seller or any Company Group Member in connection with the ownership or operation of the Assets. True, correct and complete copies of all such bonds, letter of credit, guarantees and other instruments have been provided to Buyer. Section 4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8 of the Seller Disclosure Schedule, since the Balance Sheet Date, the Business has been conducted in the ordinary course and in a manner consistent with past practices, there has not been any event, occurrence or development which has had a Material Adverse Effect and none of Seller or any Company Group Member has taken any action that would have been prohibited by or required Buyer’s consent under Section 6.1(b) if the terms of Section 6.1(b) had been in effect during such period. Section 4.9 Environmental Matters. Except as to matters set forth on Schedule 4.9 of the Seller Disclosure Schedule: (a) the Company Group is, and for the past three (3) years has been, in compliance with all applicable Environmental Laws in all material respects, including by obtaining, maintaining and complying in all material respects with all Permits required under Environmental Laws for the operation of the Business and the Assets as presently conducted and performing and passing all required inspections and reporting required by Environmental Laws in all material respects; (b) the Company Group possesses all material Permits required under Environmental Laws for its operations as currently conducted and is in compliance with the terms of such Permits in all material respects, all such Permits have been validly issued and obtained, any applications for renewal of such Permits have been timely filed, and no material changes to operations; (c) the Company Group, the Assets and their operations are not subject to any pending or, to the Knowledge of Seller, threatened Proceeding arising under any Environmental Law or alleging liability for a Release of Hazardous Substances, nor has the Company Group received any written notice, order or complaint from any Governmental Authority or Third Party alleging a violation of or liability arising under any Environmental Law or in connection with Hazardous Substances; (d) there has been no Release of Hazardous Substances on, at, under, to, or from any of the Assets or properties of the Company Group in connection with the Company Group’s operations, except as expressly authorized by and in compliance with a Permit or that has not otherwise been fully resolved in accordance with Environmental Laws; (e) Seller has not received any written notice of, (i) any Release of Hazardous Substances at any properties currently or formerly owned or operated by the Company Group, except in quantities or concentrations that do not exceed any applicable assessment, cleanup, remediation or reporting threshold established under Environmental Laws, and (ii) no Hazardous Substances generated by or on behalf of any Company Group Member have been transported to or otherwise Released or disposed of at any off-site property or location that is the subject of any investigation or Proceeding under, or is not in compliance with, Environmental Laws; and

16 (f) Seller has made available Buyer true and correct copies of all Material Permits, including environmental Permits, material environmental reports, audits, assessments, and plans, and all documents regarding unresolved alleged violations of or liabilities under Environmental Laws, in each case regarding the Company Group, the Business or the Assets and in the possession or control of the Seller or the Company Group. Section 4.10 Material Contracts. (a) Schedule 4.10(a) of the Seller Disclosure Schedule contains a true, correct and complete listing as of the Execution Date of each of the following Contracts currently in effect to which any Company Group Member is a party or by which any of the Assets are bound (such Contracts being “Material Contracts”): (i) Contracts for the purchase of natural gas and water transportation contracts that generated gross margins to any Company Group Member, individually or in the aggregate, in the 12-month period ended December 31, 2021 in excess of $250,000 that cannot be terminated by any member of the Company Group upon thirty (30) days’ or less notice without payment of a material penalty or other material liability; (ii) Other than the Contracts disclosed in clause (v) below, Contracts involving obligations of, or payments from, any Company Group Member, individually or in the aggregate, in the 12-month period ended December 31, 2021 in excess of $250,000 that cannot be terminated by such Company Group Member upon thirty (30) days’ or less notice without payment of a material penalty; (iii) Contracts that constitute (x) (A) a pipeline interconnect or facility operating agreement, (B) a transportation agreement, or (C) a product sales agreement and (y) that have been transacted within the twelve (12) months prior to the Execution Date; (iv) Contracts involving a remaining commitment to pay capital expenditures in excess of $250,000 individually or in the aggregate; (v) Contracts for lease of personal property involving aggregate payments in excess of $250,000 in any future calendar year (but expressly excluding any leases for the Leased Real Property); (vi) Contracts that grant to any Person a right to purchase (including rights of first refusal, options or similar rights) any material assets of the Company Group; (vii) Contracts that contain any covenant of the Company Group that materially limits or purports to limit its ability to compete in any line of business or with any Person in any geographic area; (viii) each partnership or joint venture agreement, including any agreement or commitment to make a loan or contribution to any joint venture or partnership; (ix) each agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise), including Contracts relating

17 to any pending or completed material business acquisition or disposition within the last five (5) years, or granting to any Person a right of first refusal, first offer or right to purchase any of the Assets material to the conduct of the Business; (x) each Contract evidencing Debt of any member of the Company Group, whether secured or unsecured, including all loan agreements, guarantees, line of credit agreements, indentures, mortgages, promissory notes, security agreements or other lien documents, in each case, related to Debt of any member of the Company Group, excluding any such Contracts in respect of Debt that will be repaid, retired or cash collateralized at or prior to Closing; (xi) any Derivative Financial Instrument; (xii) any power of attorney that is currently effective and outstanding; (xiii) each Contract that provides for the indemnification by any Company Group Member of any Person or the assumption of any Tax, environmental or other liability of any Person, in each case, outside of the ordinary course of business, which ordinary course of business arrangements shall include customary indemnities in services agreements, customer agreements or similar agreements; (xiv) each Contract containing contingent payments or earn-outs that would reasonably be expected to result in payments in excess of $250,000 individually or in the aggregate; (xv) each Contract with a Governmental Authority (other than Rights-of-Way listed in Schedule 4.6(c)); (xvi) Contracts for the employment or engagement of any current officer, employee or individual engaged as an independent contractor that, (A) in the case of any Contract for employment, alters the at-will employment relationship of such individual, (B) cannot be terminated upon 30 days’ notice or less without material liability or (C) provides severance payments or bonus opportunities outside of the ordinary course of business or any change of control or transaction bonus payment that may be triggered in connection with the transactions contemplated by this Agreement; (xvii) Contracts which are collective bargaining agreements, or other similar Contracts, in each case, with any labor union, works council or other labor organization; (xviii) Contracts by and between or among Seller or any Affiliate (other than the Company Group Members) of Seller or any of their respective officers, directors, or managers, on the one hand, and any Company Group Member on the other hand; (xix) any Contract that would prevent, materially delay or materially impede consummation of any of the transactions contemplated by this Agreement or that would require Buyer to make payment as a result of the consummation of the transactions contemplated by this Agreement;

18 (xx) any Contracts with any royalty or earnout payments outstanding, including that certain Asset Purchase and Sale Agreement dated as of October 12, 2016, by and among Christopher P. Dietzler, Poudre Valley Capital LLC, Dietzler Ranch and Cattle Co. LLC and Centennial Water Pipelines LLC; and (xxi) other than Contracts set forth on Schedules 4.10(a)(i)–(xx), any Contracts by and between any Company Group Member, on the one hand, and any other Company Group Member, on the other hand. (b) Each Material Contract is a legal, valid and binding obligation of the applicable Company Group Member, and is in full force and effect and enforceable in accordance with its terms against such Company Group Member and, to the Knowledge of Seller, the other parties thereto, except, in each case, where the failure to be so would not reasonably be expected to be material to the Company Group or the Business. Seller has provided to Buyer a true, correct and complete copy of each Material Contract and any and all amendments, modifications and supplements thereto. With respect to the Company Group and the Business, except as set forth on Schedule 4.10(b), to the Knowledge of the Seller, there are no legally binding oral contracts or oral agreements that would otherwise constitute a Material Contract or oral modifications or amendments to a Material Contract. (c) Neither the applicable Company Group Member, nor, to the Knowledge of Seller, any other party to any Material Contract is in default or breach in any material respect under the terms of such Material Contract and, to the Knowledge of Seller, no event has occurred that with the giving of notice or the passage of time or both would constitute a breach or default in any material respect by the applicable Company Group Member or any other party to such Material Contract. Except as set forth on Schedule 4.10(c), Seller (nor to the Knowledge of Seller, any of its Affiliates or any Company Group Member) has not received any written notice from a Third Party alleging a violation or breach of any Material Contract by Seller or any Company Group Member. Except as set forth on Schedule 4.10(c) and for customary commercial discussions occurring in the ordinary course of business consistent with past practice, neither Seller nor any Company Group Member is currently participating in any active discussions or negotiations regarding modification of or amendment to any Material Contract. Section 4.11 Legal Proceedings. Other than as is set forth on Schedule 4.11 of the Seller Disclosure Schedule, (a) there are no Proceedings pending or, to the Knowledge of Seller, threatened in writing against the Company Group or to which the Acquired Interests or the Assets are subject and to Seller’s Knowledge, no such Proceeding has been threatened against any Company Group Member, the Acquired Interests or the Assets, and (b) there exist no unsatisfied Orders which remain outstanding against any Company Group Member or the Assets. Section 4.12 Permits. Each Company Group Member holds, and has validly held when required, all material Permits necessary for the lawful conduct and the ownership and operation of its business, including the Assets, as applicable, and has made all material declarations and filings with, Governmental Authorities necessary for the lawful conduct of its business as and when conducted, including the ownership and use of the Assets. A complete list of all such material Permits is set forth on Schedule 4.12. of the Seller Disclosure Schedules (the “Material Permits”). All such Material Permits are in full force and effect and will not be affected by, or

19 require any transfer or re-issuance as a result of, the transactions contemplated by this Agreement. The Company Group is, and has been, in compliance, in all material respects, with each such Material Permit and no Proceeding is pending or, to Seller’s Knowledge, threatened, to suspend, revoke, withdraw, modify or limit any such Material Permit in a manner that has had or would reasonably be expected to have a material impact on the ability of the Company Group to use such Material Permit or conduct its operations in compliance with Law or that would result in the termination, revocation, suspension, withdrawal or restriction of any such Material Permit, or the imposition of any fine, penalty or other sanctions for violation of any requirements relating to any such Material Permits, in any material respect. Neither Seller nor the Company Group has received any written notice of any default under, cancellation, suspension, revocation, invalidation or non-renewal of any Material Permit. No event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a material default by the Company Group or any other Person under any of the Material Permits. Applications for the renewal of each such Material Permit have been timely filed and all fees and charges with respect to the Material Permits as of the date hereof have been paid in full, except where such failure to do so would not be material to the Company Group or the Business. True, correct and complete copies of all Material Permits have been provided to Buyer. Section 4.13 Taxes. Except as set forth on Schedule 4.13 of the Seller Disclosure Schedule: (a) all material Tax Returns that are required to have been filed by or with respect to any Company Group Member have been filed, and all such Tax Returns are correct and complete in all material respects and have been prepared in compliance with applicable Law; (b) all material Taxes required to have been paid by or with respect to any Company Group Member have been timely paid (without regard to whether such Taxes are shown as due on any Tax Returns); (c) each of Seller (with respect to the Company Group) and each Company Group Member has withheld and timely paid over to the appropriate Governmental Authority or other taxing authority all material Taxes that it was required to withhold from amounts paid to any employee, agent, independent contractor, creditor, nonresident or foreign company, stockholder or other Third Person and has complied with all material information reporting requirements in connection with amounts paid to any such Person, except for amounts that are being contested in good faith. Schedule 4.13(c) of the Seller Disclosure Schedule contains a list of any such contests; (d) neither Seller nor any Company Group Member has waived any statute of limitations for the period of assessment or collection of any Taxes or agreed to any extension of time for filing any Tax Return (other than an automatic extension of time not requiring the consent of the IRS or any other Taxing Authority), in each case in respect of any Company Group Member, which waiver or extension is currently in effect. There is no Tax deficiency outstanding, assessed or proposed against any Company Group Member. No adjustment relating to any Tax Return filed by Seller, with respect to any Company Group Member, or by any Company Group Member has been proposed in writing by any Governmental Authority since December 31, 2018;

20 (e) no Tax audits or administrative or judicial proceedings are being conducted, pending or, to the Knowledge of Seller, threatened with respect to any Company Group Member; (f) there are no Liens (other than Permitted Liens) on any of the Assets that arose in connection with any failure to pay any Tax; (g) neither Seller nor any Company Group Member is or has been a party to, or participated in, any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Section 1.6011-4(b) of the Treasury Regulations or any analogous provision of state, local or foreign Law; (h) neither Seller nor any Company Group Member has entered into any closing agreement with any Governmental Authority, including, but not limited to, a closing agreement pursuant to Section 7121 of the Code, with regard to any Tax liability of any Company Group Member; (i) no Company Group Member will (and Buyer as a result of the transactions contemplated by this Agreement will not be) required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending on or after the Closing Date as a result of any: (i) change in method of accounting made on or prior to the Closing or use of an improper method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) installment sale or open transaction disposition made (other than in the ordinary course of business) on or prior to the Closing; (iii) prepaid amount or deferred revenue received (other than in the ordinary course of business) on or prior to the Closing; (iv) closing agreement entered into with any Governmental Authority prior to the Closing; or (v) any election under Section 108(i) of the Code made prior to the Closing. No Company Group Member uses, or, since August 31, 2011, has used, the cash basis method of accounting for income Tax purposes; (j) no Company Group Member is a party to, or bound by, or has any obligation or potential liability under, any Tax allocation, sharing or indemnity agreement or any other agreement or practice of a similar nature with respect to any amount of Taxes (other than any credit or other commercial agreement entered into in the ordinary course of business, the principal purpose of which does not relate to Tax); (k) no Governmental Authority in any state, territory or jurisdiction (whether foreign or domestic) where any Company Group Member does not file Tax Returns has made a material claim in writing during the preceding four (4) years that such Company Group Member is required to file Tax Returns or is otherwise subject to Tax in such state, territory or jurisdiction; (l) no Company Group Member (i) is or has been a member of any affiliated, consolidated, combined, unitary or other group, or has been included or required to be included in any Tax Return related to any such group (other than any group that includes Seller or any Company Group Member and no other Person) or (ii) has any liability for the Taxes of any Person (other than the Company Group Members) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract (other than any credit or other commercial agreement entered into in the ordinary course of

21 business, the principal purpose of which does not relate to Tax) or under any other provision of applicable Law; (m) each Company Group Member has properly collected and remitted any material required sales, use, value added and similar Taxes with respect to sales made or services provided to its customers and has properly received and retained, in all material respects, any appropriate Tax exemption certificates or other documentation for such sales made or services provided without charging or remitting sales, use, value added or similar Taxes; (n) no Company Group Member is subject to Tax or required to file a Tax Return in any country (other than the United States) by virtue of having a permanent establishment or other place of business in such country; (o) no power of attorney has been granted by or with respect to any member of the Company Group with respect to any matter relating to Taxes that has not been revoked or cancelled prior to the Closing; (p) for U.S. federal income Tax purposes, each Company Group Member is, and has been, since August 31, 2011, properly classified as an entity disregarded as separate from Seller for U.S. federal income (and applicable state and local) Tax purposes within the meaning of Treasury Regulations Sections 301.7701-2 and 301.7701-3 and no election has been filed or made to change such classification for U.S. federal income (or applicable state or local) Tax purposes; and (q) each Company Group Member has complied in all material respects with all abandoned, unclaimed property or escheat Laws. Each Company Group Member has reported and remitted to each Governmental Authority as required by Law all material amounts held, due or owing by such Company Group Member in the course of its operations and remaining unclaimed or unpaid for a period of time such that they are presumed abandoned under the Laws of the state of residence of the owner of such amounts. Section 4.14 Employee Benefits; Employment and Labor Matters. (a) Schedule 4.14(a) of the Seller Disclosure Schedule contains a true, correct, and complete list of all material Company Plans and all PEO Plans. With respect to each material Company Plan and PEO Plan, Seller has made available to Buyer, to the extent applicable, (i) accurate and complete copies of the governing plan document and material amendments thereto (or, if not written, a summary of its material terms), (ii) any related trust agreement or other funding agreement, including, but not limited to, insurance contracts, (iii) the most recent IRS determination letter, or, for a Plan maintained pursuant to a prototype or volume submitter document, opinion or advisory letter, if applicable, (iv) ERISA-compliant summary plan description (and any summary of material modifications) and, with respect to a Company Plan only, any other material written communication by the Company Group to the Business Employees concerning the benefits provided under such Company Plan, (v) the most recent financial statements, annual non-discrimination testing, and annual valuation for the last plan year and last Form 5500 annual reports (including attached schedules) and the corresponding summary annual reports; and (vi) documentation related to compliance with the Patient Protection and Affordable

22 Care Act (the “Affordable Care Act”), including copies of the summary of benefits and coverage documents. (b) Each Company Plan and, to the Knowledge of Seller, each PEO Plan is and has been established administered and operated in all material respects in accordance with the terms of the applicable controlling documents and in all material respects with the applicable provisions of ERISA and the Code. There are no unresolved claims or disputes under the terms of, or in connection with, any Company Plan or, to the Knowledge of Seller, any PEO Plan (other than routine claims for benefits) that would reasonably be expected to be material. (c) No Company Plan or PEO Plan is or has ever been subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA. None of the Company Group or their ERISA Affiliates is a party or otherwise subject to, contributing to or required to contribute to any “multiemployer plan” within the meaning of Section 3(37) or 4001(a) of ERISA, and or, during the last six (6) years has ever been a party or otherwise subject to, contributed to or been required to contribute to any such “multiemployer plan”. None of the Company Group or their ERISA Affiliates sponsors, maintains, contributes to or is required to contribute to or has any Liability with respect to any “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code or other funding arrangement for the provision of welfare benefits. None of the Company Group nor, to the Knowledge of Seller, any trustee, administrator, other fiduciary or other “party in interest” or “disqualified person” with respect to the Plans, has engaged in a “prohibited transaction” (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could result in a material tax or penalty on any of such Company Group under Section 4975 of the Code or Section 502(i) of ERISA. (d) For each Company Plan or PEO Plan that is intended to satisfy the provisions of Section 401(a) of the Code: (i) such Company Plan or PEO Plan has obtained a favorable determination letter or, for a prototype or volume submitter Plan, opinion or advisory letter, from the IRS to such effect; and (ii) to the Knowledge of Seller, (A) none of the currently-operative determination letters, or opinion or advisory letters, has been revoked by the IRS, (B) the IRS has not given any written indication to the Company Group that it intends to revoke any such determination letter, and (C) no event has occurred and no condition exists that could be reasonably expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code. (e) For each Company Plan which is a “group health plan” within the meaning of Section 5000(b)(1) of the Code, the Company Group has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder. (f) All contributions to, and payments from, the Company Plans which are required to have been made by the Company Group with respect to any period ending on or before the Closing Date, in accordance with such Company Plans, have been or will be timely made in all material respects. All contributions to, and to the knowledge of Seller, payments from the PEO Plans which are required to have been made by the Company Group with respect to any period ending on or

23 before the Closing Date, in accordance with such PEO Plans, have been or will be timely made in all material respects. (g) No Company Plan or PEO Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former Business Employees beyond their retirement or other termination of service (other than coverage mandated by applicable Laws and other than severance benefits set forth in the applicable Plan), and no Company Group Member has any binding obligation to provide any Business Employee with any such benefits upon their retirement or termination of employment. (h) Neither the execution and delivery by any Company Group Member nor the performance by such Company Group Member of this Agreement or the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will: (i) accelerate the time of payment or vesting, or increase the amount of compensation due any Business Employee or (ii) result in any payments or benefit that will or may be made by the Company Group or the PEO, as applicable, to any Business Employee being characterized as “excess parachute payments” under Section 280G of the Code. No Company Plan or PEO Plan provides for the gross-up, reimbursement, or indemnification of any Taxes imposed by Sections 409A or 4999 of the Code. (i) With respect to each Company Plan and PEO Plan listed on Schedule 4.14(a) that provides welfare benefits of the type described in Section 3(1) of ERISA, each such plan is in compliance in all material respects with the Affordable Care Act, including Section 4980H of the Code, if applicable. The Company Group has complied in all material respects with the applicable requirements of the Affordable Care Act and the applicable regulations and guidance issued thereunder. The Company Group has never received a notice of assessment of penalties under Code Section 4980H from the IRS. (j) To the Knowledge of Seller, there are no investigations pending by any Governmental Authority involving any Company Plan or PEO Plan. Except as set forth on Schedule 4.14(j) of the Seller Disclosure Schedule, no action, suit or proceeding (other than routine claims for benefits) is pending against or, to the Knowledge of Seller, threatened against, any Company Plan or PEO Plan before any court or arbitrator or any Governmental Authority, including the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation. (k) All Business Employees are PEO Employees. Seller has, prior to the Execution Date, provided Buyer with a true and complete list of the PEO Employees as of the Execution Date (which shall be updated as of the Closing Date following reasonable advance written notice from Seller to Buyer), including for each such PEO Employee, the PEO Employee’s name, title or position, identity of the member of the Company Group that is the co-employer of the PEO Employees, exempt or non-exempt classification under the Fair Labor Standards Act, annualized base salary or hourly wage rate (as applicable), annual bonus and commission opportunities for the 2022 calendar or fiscal year (as applicable), date of hire (or other service crediting date, if applicable), accrued but unused vacation time, and other time-off benefits and whether such PEO Employee is actively at work or on an approved leave of absence.

24 (l) No Company Group Member is a party to any labor or collective bargaining Contract that pertains to the Business Employees. As of the Closing Date, none of the PEO Employees is represented by a labor union with respect to such PEO Employee’s employment with the applicable Company Group Member and, to the Knowledge of Seller, there has not been any effort by a labor union to organize any of the PEO Employees in the three (3) years immediately preceding the Closing Date. There is no, and during the past three (3) years there has been no, material labor dispute, strike, slowdown, work stoppage or lockout pending or, to the Knowledge of Seller, threatened against or affecting any Company Group Member or the Acquired Interests. No Company Group Member has breached or is in material breach of any provisions of any collective bargaining or union Contract. There are no pending or, to the Knowledge of Seller, threatened union grievances or union representation questions involving any of the PEO Employees. (m) Each Company Group Member is, and during the past three (3) years has been, in compliance in all material respects with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, employee leave requirements, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices, classification of employees (including proper classification of independent contractors and employees), consultants and independent contractors, COVID-19, plant closures, furloughs and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)). No Company Group Member has, during the last three years, engaged in any material unfair labor practice, as defined in the National Labor Relations Act or other similar applicable Laws. No unfair labor practice or labor charge or complaint is currently pending or, to the Knowledge of Seller, threatened against any Company Group Member before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. (n) Except as set forth on Schedule 4.14(n) of the Seller Disclosure Schedule, no material Proceedings have been commenced during the prior three year period or are pending against any Company Group Member under any Law affecting or relating to the employment relationship and, to the Knowledge of Seller, no such Proceedings are currently threatened against any Company Group Member. No Company Group Member is, as of the Execution Date, a party to, or, to the Knowledge of Seller, otherwise named in and bound by, any unsatisfied judgment, order, consent decree, or finding in effect as of the Execution Date, as applicable, with or issued by, any Governmental Authority relating to its employees or employment practices. Except as set forth on Schedule 4.14(n) of the Seller Disclosure Schedule, none of the Seller, nor any Company Group Member, has received within the past three years any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to such Person and, to the Knowledge of Seller, no such investigation is in progress. Neither Seller, nor any Company Group Member is bound by or otherwise subject to any unsatisfied Order, settlement or consent decree, as applicable, with any PEO Employee (present or former) or any other Person, including any Governmental Authority, relating to Seller’s or such Company Group Member’s employment or labor practices and policies (including practices relating to discrimination, wage payments, recordkeeping, employment classification and immigration).

25 (o) Each Company Group Member, as applicable, has properly completed and retained a Form I-9 with respect to the Business Employees employed by such Company Group Member, and to the Knowledge of Seller all PEO Employees are legally eligible to work in the United States. Section 4.15 Intellectual Property. (a) Schedule 4.15 of the Seller Disclosure Schedule contains a list of all Registered Intellectual Property. Except as set forth on Schedule 4.15 of the Seller Disclosure Schedule, the Company Group either owns or has valid licenses or other rights to use all Owned Intellectual Property and other Intellectual Property used in the Business as currently conducted. The Company Group has not infringed, nor has Seller or the Company Group received a written claim that the Company Group has infringed, any Intellectual Property of any Person. To the Knowledge of Seller, no Third Party during the prior two-year period has or is currently infringing, misappropriating, diluting or violating the Intellectual Property of any of the Company Group Members. All Registered Intellectual Property is valid, subsisting and, to the Knowledge of Seller, enforceable (except for any Registered Intellectual Property designated as expired or abandoned on Schedule 4.15 of the Seller Disclosure Schedule). (b) Each of the Company Group Members owns or has a valid and enforceable written license or right to use, as applicable, all Intellectual Property used or held for use in the conduct of the Business as currently conducted, free and clear of all Liens (other than Permitted Liens). (c) The Company Group Members and Seller have taken reasonable measures to protect the confidentiality of the material trade secrets and confidential information owned by the Company Group Members used in the Business and of any Third Parties who have licensed material trade secrets and confidential information to the Company Group Members for use in the Business. (d) There has been no material failure or other material substandard performance of any computer systems of the Company Group Members which has caused any material disruption to the Business. Each of the Company Group Members has taken commercially reasonable steps to provide for the back-up and recovery of data and information, have commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, have taken commercially reasonable steps to implement such plans and procedures. Each of the Company Group Members has taken commercially reasonable actions to protect the integrity and security of the computer systems and the software information stored thereon from unauthorized use, access, or modification by Third Parties, and to the Knowledge of Seller, no such Third Party has obtained unauthorized access to such computer or software systems. To the Knowledge of Seller, there has been no actual or alleged security breach, or unauthorized use, access or intrusion, of any information technology system or any personal information, payment card information, confidential information, trade secret or any other such information collected, maintained or stored by any of the Company Group Members (or any loss, destruction, compromise or unauthorized disclosure thereof). Section 4.16 Insurance. Set forth on Schedule 4.16 of the Seller Disclosure Schedule is, as of the Execution Date, a true, complete and accurate list of all material property, general liability, automobile liability, workers’ compensation and employers’ liability, umbrella/excess

26 liability and directors’ and officers’ liability insurance (including the coverage amounts and the names of the insurers) in force as of the Execution Date currently held by the Company Group or maintained by or on behalf of any Company Group Member, including with respect to the Assets. As of the Execution Date, no written notice has been received by Seller or the Company Group that would reasonably be expected to be followed by a written notice of cancellation, alteration of coverage or non-renewal of any insurance policy set forth on Schedule 4.16 of the Seller Disclosure Schedule. Seller has made available to Buyer true, complete and correct copies of all such insurance policies. All such policies and contracts of insurance are in full force and effect, all premiums due thereon (covering all periods up to and including the Closing Date) have been paid in full by the applicable Company Group Member and each Company Group Member, as applicable, is otherwise in compliance with the terms and provisions of its respective policies and, except as would not reasonably be expected to be material to the Company Group or the Business, is not in default in any material respect under any such insurance policy. There are no outstanding claims under any such insurance policy. There are no claims pending under any such policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. Such policies are sufficient for compliance with the minimum stated requirements under all Material Contracts. The Company Group has not been denied coverage under any such insurance policy or any other insurance policy during the prior two-year period. Section 4.17 Affiliate Transactions. Except as set forth on Schedule 4.17 of the Seller Disclosure Schedule, none of Seller, any Affiliate of Seller (other than the Company Group) or any director, manager, officer or employee of Seller or any such Affiliate of Seller (other than the Company Group) (a) is a party to any Contract with the Company Group or (b) owns or leases any material asset, property or right which is used or currently intended to be used by the Company Group, including the Assets. Section 4.18 Brokers’ Fee. Except as set forth on Schedule 4.18 of the Seller Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company Group for which Buyer or the Company Group shall have any responsibility. Section 4.19 Imbalances. As of the Execution Date, the Company Group does not have any hydrocarbon imbalances (gathering, processing, transportation or otherwise) that are associated with the Assets in excess of $250,000, individually, other than as set forth on Schedule 4.19 of the Seller Disclosure Schedule. No gas imbalances (gathering, processing, transportation or otherwise) that are associated with the Assets have arisen other than in the ordinary course of the business consistent with past practices. Section 4.20 Releases and Conveyances of Dedicated Acreage and Wells. Except as set forth on Schedule 4.20 of the Seller Disclosure Schedule, from and after the effective date of each Material Contract for the purchase, gathering, processing, treating and/or transportation of natural gas by the applicable Company Group Member (each such Material Contract, a “Midstream Contract”), no Company Group Member has consented to or approved, (i) the releases of any material acreage, leases, wells, or other interests in production that were included in an area of mutual interest under, or dedicated or otherwise committed to the performance of,

27 such Midstream Contract (each, a “Dedicated Interest”), or (ii) the conveyance, assignment or other transfer of any material Dedicated Interest free and clear of the dedication or other commitment under such Midstream Contract. Section 4.21 No Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership Proceedings pending against, being contemplated by or, to the Knowledge of Seller, threatened against any Company Group Member or their respective assets, including the Assets. Section 4.22 Bank Accounts. Set forth on Schedule 4.22 of the Seller Disclosure Schedule is an accurate and complete list showing (a) the name and address of each bank in which any Company Group Member has an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (b) the names of all Persons, if any, holding powers of attorney from such Company Group Member and a summary statement of the terms thereof. Section 4.23 Certain Payments. None of the Company Group Members nor Seller nor anyone acting on their behalf, including any officer, director, employee, independent contractor, consultant or agent, has directly or indirectly, authorized, paid or delivered or agreed to pay or deliver any fee, commission or other sum of money or item of property, however characterized, to any Person, foreign, federal, state, provincial or local government official or other party, including any political party or official thereof or candidate for political office, that is in any manner related to the Company Group, the Business or the Assets that is illegal or improper under any Law. Section 4.24 Records. All Records of the Company Group have been maintained in all material respects in accordance with applicable Law and in the ordinary course of business and are located at the premises of the Company Group. At the Closing, Buyer will have in its possession all of the Records material to the operation of the Business. Section 4.25 Operations. During the three years prior to the Execution Date, to Seller’s Knowledge, no event, occurrence, condition or act that has occurred which would reasonably be expected to result in a material claim for personal injury (including death) and/or Third Party property damage with respect to or arising out of the ownership, management or operation of the Assets or the Business. Section 4.26 No Reliance. THE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN ARTICLE III AND THIS ARTICLE IV, INCLUDING THE SELLER DISCLOSURE SCHEDULE, CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING THE SELLER DISCLOSURE SCHEDULE, NO PARTY OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER OR THE COMPANY GROUP, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE COMPANY GROUP’S BUSINESS, ASSETS, LIABILITIES, OPERATIONS, PROSPECTS OR CONDITION, AND BUYER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE COMPANY

28 GROUP, THE SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES, STOCKHOLDERS, PARTNERS, MEMBERS, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE NATURE OR EXTENT OF ANY LIABILITIES, THE BUSINESS OR FINANCIAL PROSPECTS, OR THE EFFECTIVENESS OR SUCCESS OF ANY OPERATIONS OF THE COMPANY GROUP, THE DISTRIBUTION OF, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE TO ANY PARTY IN ANY DATA ROOM, ELECTRONIC DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT). EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING THE SELLER DISCLOSURE SCHEDULE, SELLER DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES). ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER Except as set forth on the Buyer Disclosure Schedule, Buyer hereby represents and warrants to Seller as follows: Section 5.1 Organization; Qualification. Buyer is a legal entity duly formed, validly existing and in good standing under the Laws of Delaware and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Buyer is duly licensed or qualified to do business in all jurisdictions in which it carries on business or owns assets and such qualification required by Law, except where the failure to be so duly qualified, registered or licensed and in good standing would not reasonably be expected to, prevent or materially delay the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is, or will be, a party or to materially impair its ability to perform its obligations under this Agreement or the Transaction Documents to which it is, or will be, a party. Section 5.2 Authority; Enforceability. (a) Buyer has the requisite power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is, or will be, a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which it is, or will be, a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary entity action on the part of

29 Buyer, and no other entity proceedings on the part of Buyer are necessary to authorize the execution, deliver or performance of this Agreement or the other Transaction Documents to which it is, or will be, a party or to consummate the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party. (b) This Agreement and the other Transaction Documents to which Buyer is, or will be, a party have been (or will be, when executed and delivered at the Closing) duly executed and delivered by Buyer, and, assuming the due authorization, execution and delivery by the other parties thereto, this Agreement and each Transaction Document to which Buyer is, or will be, a party constitutes (or will constitute, when executed and delivered at the Closing) the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by Creditors’ Rights. Section 5.3 Non-Contravention. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Buyer is, or will be, a party by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby does not and will not: (a) contravene, conflict with or result in any breach or violation of any provision of the Organizational Documents of Buyer; (b) conflict with, result in a violation of or constitute a default (or an event that with notice or passage of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration or loss of any material benefit under, require consent, approval or waiver from, or require the giving of notice to any Person (in any case, with or without the giving of notice, or the passage of time or both) under or in connection with any of the terms, conditions or provisions of any material Contract to which Buyer is a party or by which any property or asset of Buyer is bound or affected; (c) except for any Governmental Consents, contravene, conflict with, violate or result in a default under any Law or Order to which Buyer is subject or by which any of Buyer’s properties or assets is bound, except, in the cases of clauses (b) and (c), for such defaults or rights of termination, cancellation, amendment, or acceleration or violations as would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. Section 5.4 Consents and Approvals. Except as set forth on Schedule 5.4 of the Buyer Disclosure Schedule, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority needs to be obtained by or is necessary for the consummation by Buyer of the transactions contemplated by this Agreement or the other Transaction Documents to which it is, or will be, a party, other than filings and expirations or terminations of the applicable waiting periods under the HSR Act and such other declarations, filings, registrations, notices, authorizations, consents or approvals which are customarily made or obtained after the Closing or if not obtained or made, would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the Transaction Documents to which Buyer is, or will be, a party or to materially impair Buyer’s ability to perform its obligations under the Transaction Documents to which it is, or will be, a party. Section 5.5 Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Buyer, threatened against Buyer, that (a) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the

30 other Transaction Documents to which Buyer is, or will be, a party or materially impair Buyer’s ability to perform its obligations under this Agreement or the other Transaction Documents to which it is, or will be, a party or (b) seek to (i) challenge the validity or enforceability of the obligations of Buyer under this Agreement or the obligations of Buyer under the other Transaction Documents to which it is, or will be, a party or (ii) enjoin, alter, challenge, delay or prevent the consummation of the transactions contemplated by this Agreement by Buyer. To Buyer’s Knowledge, no such Proceeding has been threatened against Buyer. Section 5.6 Anti-Money Laundering. No funds used by Buyer in connection with the transactions contemplated by this Agreement are derived or obtained from any money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations. Section 5.7 Matters Relating to Acquisition of the Acquired Interests. (a) Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Acquired Interests and is capable of bearing the economic risk of such investment. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D (without regard to Rule 501(a)(4)) promulgated under the Securities Act. Buyer is acquiring the Acquired Interests for investment for its own account and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Acquired Interests. Buyer does not have any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any Third Person, with respect to the Acquired Interests. Buyer acknowledges and understands that (i) the acquisition of the Acquired Interests has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Acquired Interests will, upon its sale by Buyer, be characterized as “restricted securities” under state and federal securities Laws. (b) Buyer has undertaken such investigation as it has deemed reasonably necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement and the acquisition of the Acquired Interests. Buyer has had an opportunity to ask questions and receive answers from Seller regarding the terms and conditions of the offering of the Acquired Interests and the business, properties, prospects, and financial condition of the Company Group (to the extent Seller possessed such information). Section 5.8 Bankruptcy. There are no bankruptcy, insolvency, reorganization or receivership proceedings pending against, being contemplated by, or threatened in writing against Buyer. Buyer is not (and will not be upon consummation of the transactions contemplated hereby) insolvent. Section 5.9 Financial Resources. (a) As of the Execution Date, Buyer has delivered to Seller a true, complete and correct copy of each Debt Commitment Document pursuant to which the Debt Financing Sources have

31 committed to purchase senior secured second lien notes of the Buyer or one or more Affiliates thereof for the purpose of funding, among other things, the transactions contemplated by this Agreement; provided that the Debt Commitment Letters may be redacted with respect to fee amounts and other economic or commercially sensitive provisions that are customarily redacted in connection with acquisition agreements of this type. As of the Execution Date, the Debt Commitment Letters are in full force and effect and have not been withdrawn or terminated or otherwise amended or modified in any respect. As of the Execution Date, each Debt Commitment Letter is a legal, valid and binding obligation of the Buyer and, to the knowledge of the Buyer, the other parties thereto, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law). There are no other agreements, side letters or arrangements in effect to which the Buyer or any of its Affiliates is a party relating to the Debt Commitment Documents, other than as expressly contained in the Debt Commitment Documents, that (w) impose additional conditions or expand any existing condition to the availability of the commitments contained in the Debt Commitment Documents on or prior to the dates set forth therein, (x) adversely affect the ability of Buyer to enforce its rights against any of the other parties to the Debt Commitment Documents, (y) reduce the aggregate amount thereof to be funded on or prior to the dates set forth therein or (z) would delay or impact the funding of the Debt Financing on or prior to the dates set forth therein, as applicable. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Buyer under any term or condition of the Debt Commitment Documents that would reasonably be expected to prevent, materially delay or materially impede the Closing or the funding of the Debt Financing on or prior to the dates set forth in the Debt Commitment Documents. The Buyer has fully paid any and all commitment fees or other fees required by the Debt Commitment Documents to be paid by it on or prior to the date of this Agreement. The Buyer is not aware of any fact or occurrence that, with or without notice, lapse of time or both, could reasonably be expected to result in any of the conditions in the Debt Commitment Documents not being satisfied, or otherwise result in the Debt Financing not being available on a timely basis in order to consummate the transactions contemplated by this Agreement. (b) Taken together with the Debt Financing, Buyer has, and as of the Closing, assuming the satisfaction of the condition set forth in Section 8.2(a) and the funding of the Debt Financing on or prior to the dates set forth in the Debt Commitment Documents, as applicable, in accordance with the Debt Commitment Documents, Buyer shall have, sufficient cash on hand, available lines of credit or other sources of immediately available funds to enable it to (i) fund and pay the Unadjusted Purchase Price and the Deposit and (ii) fully perform its obligations under this Agreement and the other Transaction Documents and satisfy all costs and expenses arising in connection herewith and therewith. (c) The Buyer acknowledges that its obligations hereunder are not subject to any conditions regarding the Buyer’s or any other Person’s ability to obtain financing for the consummation of this Agreement and the other transactions contemplated by this Agreement. Section 5.10 Brokers’ Fee. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission

32 in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer for which Seller or its Affiliates or the Company Group shall have any responsibility. Section 5.11 No Reliance. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely upon the representations and warranties of Seller and the Company Group set forth in Article III and Article IV of this Agreement, including the Seller Disclosure Schedules. Except for the representations and warranties contained in Article III and Article IV, including the Seller Disclosure Schedules, Buyer acknowledges and agrees that neither the Company Group nor Seller, nor any of their respective Affiliates or any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives, or any other Person has made or is making, and Buyer has not relied upon, any other representation or warranty of any kind or nature whatsoever, oral or written, express or implied, with respect to the Company Group, Seller, their respective Affiliates, the Acquired Interests, the Assets, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby. Except for the representations and warranties contained in Article III and Article IV, including the Seller Disclosure Schedules, (a) Buyer disclaims, on behalf of itself and its Affiliates, (i) any other representations or warranties of Seller or the Company Group, whether made by Seller, the Company Group or any of their respective Affiliates or their respective stockholders, trustees, members, partners, fiduciaries or Representatives or any other Person, with respect to Seller or the Company Group, this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby or any reliance thereon and (b) Buyer acknowledges and agrees that neither Seller, the Company Group, nor any of their respective Affiliates, any of their respective stockholders, trustees, members, partners, fiduciaries or Representatives nor any other Person has made or is making any representations or warranties to Buyer or any other Person regarding the probable success or profitability of the Company Group, the Assets or the Acquired Interests (whether before or after the Closing). ARTICLE VI COVENANTS OF THE PARTIES Section 6.1 Conduct of Business of Seller and the Company Group. (a) From the Execution Date until the earlier to occur of the Closing or termination of this Agreement as provided in Section 10.1, except as (i) expressly contemplated or otherwise provided by the terms of this Agreement, (ii) described in Schedule 6.1 of the Seller Disclosure Schedule, (iii) consented to or approved in writing by Buyer (which shall not be unreasonably withheld, conditioned or delayed) or (iv) required by applicable Law, Seller shall (solely with respect to the Company Group), and shall cause the Company Group to, (A) own, operate and maintain the Business and the Assets and conduct its operations in the ordinary course of business and in material compliance with all applicable Laws, (B) use commercially reasonable efforts to preserve substantially intact the present business organization, operations, goodwill and assets of the Company Group, including the Assets and including relationships with employees, customers, suppliers, licensors, licensees, lenders, distributors, lessors and others having significant business dealings with the Company Group and (C) keep and maintain the Records of the Company Group in the ordinary course consistent with past practice.

33 (b) Without limiting the generality of Section 6.1(a) and except as (i) expressly contemplated or otherwise provided by the terms of this Agreement, (ii) described in Schedule 6.1 of the Seller Disclosure Schedule, (iii) described in the capital expenditure schedule set forth in Schedule 6.1 of the Seller Disclosure Schedule, (iv) consented to or approved in writing by Buyer (which shall not be unreasonably withheld, conditioned or delayed) or (v) required by applicable Law, from the Execution Date until the earlier to occur of the Closing or termination of this Agreement as provided in Section 10.1, Seller shall not (solely with respect to the Company Group), and shall cause the Company Group not to: (i) except for acceptances of capital contributions from Seller for the purpose of funding capital and operating expenses permitted under this Section 6.1, issue, sell, deliver, purchase or redeem any Equity Securities in the Company Group; (ii) merge or consolidate with any Person or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization of the Company Group or the Seller or otherwise authorize or undertake any liquidation, dissolution, merger, consolidation, conversion, restructuring, recapitalization or other reorganization of the Company Group or the Seller or amend or adopt any change in the respective Organizational Documents of the Company Group or form any Subsidiaries; (iii) create, incur, guarantee, or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person; make any loans, advances, or capital contributions to, or investments in, any other Person; or mortgage or pledge any of the Assets or the Acquired Interests or create or suffer to exist any Lien thereupon (other than Permitted Liens), in each case, in excess of $250,000 or which will not be repaid or retired in connection with the Closing; (iv) split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, any of the Equity Interests of the Company Group; (v) acquire (by merger, consolidation or otherwise) any material assets or businesses of, any Person or division thereof, or sell, lease, license, transfer, farmout or otherwise dispose of, directly or indirectly, any material assets of the Company Group, including the Assets, other than (A) sales of inventory in the ordinary course of business or (B) dispositions of obsolete or worthless assets; (vi) amend, assign, modify, terminate, extend or change, or waive, release, grant, close out or transfer any material rights under, any Material Contract or otherwise enter into, amend, assign, modify or terminate any Contract which would have been a Material Contract, including if so amended or modified, had it been entered into prior to the date of this Agreement; (vii) enter into any Contract that requires or provides for a credit support obligation; (viii) other than as expressly contemplated in Schedule 6.1 of the Seller Disclosure Schedule or as required on an emergency basis or for the safety of individuals

34 or the environment, make any capital expenditures in excess of $250,000 individually or in the aggregate with respect to any Company Group Member; (ix) change or modify any material accounting policies of the Company Group, other than as required by GAAP or a change in applicable Law; (x) materially change any historical working capital practice, including accelerating any collections of cash or accounts receivables or deferring or delaying accounts payable; (xi) except pursuant to any existing Plan or required by applicable Law or otherwise in the ordinary course of business, (A) enter into any new or materially amend any existing Company Plan or PEO Plan in any manner that creates payment obligations for the Company Group or (B) increase the base salary, wages, bonuses, commission opportunities or other compensation or benefits of any Continuing Employee, including any incentive compensation, or grant or approve any severance payments, in each case in any manner that creates payment obligations for the Company Group; (xii) enter into any employment, severance, individual consulting, non- competition or similar agreement or Contract (or amend or terminate any such agreement or Contract) involving any Continuing Employee; (xiii) amend or terminate the PEO Agreement; (xiv) make any settlement of or compromise any Tax liability of any Company Group Member, amend any Tax Return of any Company Group Member, change any Tax election made by any Company Group Member or Tax method of accounting used by any Company Group Member or make any material new Tax election for any Company Group Member or adopt any material new Tax method of accounting for use by any Company Group Member; surrender any right to claim a refund of Taxes of any Company Group Member; consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment that may be made against any Company Group Member (other than extensions of time to file Tax Returns); provided, however, that nothing in this Section 6.1(b) (or any other provision of this Agreement) shall be construed to prohibit or limit Seller or any of its Affiliates from pursuing any Tax refund claim described in Schedule 7.9 of the Seller Disclosure Schedule; (xv) settle, release or compromise any pending or threatened adverse litigation matter or Proceeding (other than matters or Proceedings in respect of Taxes, which shall be governed by Section 6.1(b)(xiv)) for an amount in excess of $250,000; (xvi) terminate or fail to renew any Material Permit or maintain any insurance policy set forth on Schedule 4.16; (xvii) cancel or compromise any debt or claim or waive or release any material right of such Company Group Member that could be reasonably expected (due to the nature of the claims involved or the scope of their applicability to such Company Group Member’s business or operations) to involve amounts of $250,000 or more in value; or

35 (xviii) agree or commit to take any of the actions described above. Buyer’s receipt of information pursuant to this Section 6.1 shall not operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by Seller in this Agreement and shall not be deemed to amend or supplement the Seller Disclosure Schedule. (c) Buyer’s approval of any action restricted by Section 6.1(b) shall be considered granted on the third Business Day (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in the request delivered to Buyer) after receipt by Buyer of such written request for consent unless Buyer notifies the requesting Party to the contrary prior to such date. In the event of an emergency, a serious risk to life, property, or the environment, or in connection with any health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)) that requires action prior to notifying Buyer thereof, Seller or the Company Group may take such action as a reasonable and prudent operator would take, and any such actions shall not be deemed to be a breach of the provisions of Section 6.1(b), and Seller shall notify Buyer of such action promptly thereafter. (d) Seller may, and may cause the Company Group Members to, distribute Cash from the Company Group Members to Seller prior to the Closing; provided, however, that notwithstanding the foregoing to the contrary, Seller shall, and shall cause the Company Group Members to, retain such minimum Cash amounts as set forth on Section 6.1(d) of the Seller Disclosure Schedule so that such Cash amounts are available as of the Closing. Section 6.2 Access to Information. (a) Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 10.1, on Business Days and during the business hours of 9:00 a.m. to 5:00 p.m., Seller will, and will cause the Company Group to, to the fullest extent permissible under applicable Law, make available and to provide reasonable access (upon reasonable advance written notice) to Buyer and Buyer’s Representatives to the Assets, including the Real Property, the Records (to the extent in the possession or control of Seller), the Business Employees and other officers and employees of Seller (or, as appropriate, its Affiliates) who have significant responsibility for the Assets and books and records of the Company Group and such other information related to the Company Group, the Acquired Interests or the Assets as Buyer may reasonably request, but only to the extent that such access (i) will not unreasonably interfere with the Business and (ii) is reasonably related to Buyer’s obligations and rights under this Agreement; provided, however, that (A) Seller shall be entitled to have its Representatives present for any communication with or access to the Assets and the Business Employees and (B) Buyer shall, and shall cause its Affiliates and Representatives to, observe and fully comply with all health, safety and security requirements of the Company Group and all written instructions of Seller, the Company Group and their respective Affiliates, as applicable, and the terms and conditions of the Confidentiality Agreements. (b) Notwithstanding anything to the contrary in this Agreement, neither Buyer nor any of its Affiliates or Representatives shall have any right of access to, and neither Seller, the Company Group, the Business Employees nor any of their respective Affiliates or Representatives shall have any obligation to provide (i) any information subject to Third Person confidentiality

36 agreements or provisions for which a consent or waiver cannot be secured by Seller or the applicable Company Group Member after exercising commercially reasonable efforts, (ii) information that, if disclosed, would (A) violate an attorney-client privilege available to Seller, any Company Group Member or any of their respective Affiliates, or would constitute a waiver of rights as to attorney work product or attorney-client privileged communications, or (B) result in a violation of Law or (iii) information relating to the process conducted for the sale of the Company Group, including bids received from other Third Parties in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids. Notwithstanding the foregoing to the contrary, with respect to any privileged Contracts or material related communications subject to confidentiality obligations that Seller elects not to disclose in accordance with this Section 6.2(b), Seller shall notify Buyer that it is so withholding information and provide a general description of the nature of the information being withheld or otherwise provide reasonable substitute arrangements for Buyer, in each case, to the extent permitted under the terms of the applicable confidentiality provisions. (c) Neither Buyer nor any of its Affiliates or Representatives shall contact or hold discussions with any Business Employees or suppliers, vendors, distributors, customers or sales team members of Seller or any of its Affiliates (including any Company Group Member) in connection with the transactions contemplated by this Agreement without the prior written consent of Seller (which consent shall not be unreasonably conditioned, delayed or withheld), and in any event only with the participation of one or more Representatives of Seller or its Affiliates designated in advance by Seller. Notwithstanding the foregoing, the Parties acknowledge and agree that Buyer may contact any suppliers, vendors, distributors, customers or sales team members of the Company Group or Seller in the ordinary course of business and regarding matters unrelated to the transactions contemplated by this Agreement. (d) Neither Buyer nor any of its Affiliates or Representatives shall conduct any invasive sampling, testing or analysis of environmental media with respect to the Business or the Assets without Seller’s prior written consent (which may be withheld by Seller in its sole discretion). Section 6.3 Governmental Approvals. (a) Subject to the provisions of this Section 6.3, the Parties will reasonably cooperate with and assist each other and use commercially reasonable efforts to obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained and to make any filings with or notifications or submissions to any Governmental Authority that are necessary in order to consummate the transactions contemplated by this Agreement and the other Transaction Documents and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters. (b) In furtherance of Section 6.3(a), as soon as practicable following the Execution Date, but in no event later than ten (10) Business Days following the Execution Date, the Parties shall make or cause to be made such filings as may be required by the HSR Act with respect to the transactions contemplated by the Transaction Documents. Thereafter, the Parties shall file as promptly as reasonably practicable all reports or other documents required or requested by any relevant Governmental Authority pursuant to the HSR Act, including requests for additional

37 information and documentary material concerning such transactions, so that the waiting period specified in the HSR Act will expire or be terminated as soon as reasonably possible after the Execution Date, but in no event later than the Termination Date. Each Party shall cause its respective counsel to furnish each other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the Parties’ preparation of necessary filings or submissions under the provisions of the HSR Act. Each Party shall permit the other Party to review and discuss in advance, and shall consider in good faith the views of the other Party in connection with, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, proposals or other materials to be submitted or made to any Governmental Authority with respect to such filings. Each Party shall cause its counsel to supply to each other Party copies of the date stamped receipt copy of the cover letters delivering the filings or submissions required under the HSR Act to any Governmental Authority and shall provide prompt notification to the other Party when it becomes aware that any consent or approval referred to in this Section 6.3(b) is obtained, taken, made, given or denied, as applicable. No Party shall participate in any meeting or substantive discussion with any Governmental Authority in respect of any such filings or related investigations or other inquiries unless, to the extent practicable, it consults with the other Party in advance and, to the extent practicable and permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate in such meeting or discussion. Each Party shall keep the other Party apprised of the material content and status of any communications with, and communications from, any Governmental Authority with respect to the transactions contemplated by the Transaction Documents, including promptly notifying the other Party of any communication it receives from any Governmental Authority relating to any review or investigation of the transactions contemplated by Transaction Documents under the HSR Act. The Parties shall, and shall cause their respective Affiliates to use their commercially reasonable efforts to, provide each other with copies of all material, substantive correspondence, filings or communications between them or any of their respective representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents; provided, however, that materials may be redacted (i) to remove references concerning valuation; (ii) as necessary to comply with contractual arrangements or applicable Laws; and (iii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Buyer and Seller shall each pay 50% of the statutory filing fee associated with filings under the HSR Act, which such obligation shall survive termination of this Agreement notwithstanding anything to the contrary herein. (c) Notwithstanding the foregoing, nothing contained in this Agreement or any other Transaction Document shall be construed so as to require a Party, or any of its respective Affiliates, without its written consent, to take any of the following actions in order to cause the expiration or termination of the applicable HSR Act waiting period: (i) sell, license, dispose of, hold separate or operate in any specified manner any of its respective assets, properties or businesses (or to discuss, agree or commit to any of the foregoing), (ii) enter into any consent decree, Order or agreement that alters its business or commercial practices in any way or that in any way limits or could reasonably be expected to limit the right of Buyer to own, operate or retain all or any portion of the Acquired Interests or all or any portion of Buyer’s or any Company Group Member’s assets, properties or businesses or Buyer’s freedom of action with respect thereto or to otherwise receive the full benefits of the Transaction Documents, (iii) contest, resist or defend any Proceeding instituted (or threatened to be instituted) by any Governmental Authority or other Person

38 challenging the Transaction Documents or the transactions contemplated thereunder as violating any applicable Law or (iv) have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) or any Law that is effect and that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Transaction Documents. Section 6.4 Debt Financing Information. (a) During the period commencing on the date of this Agreement and terminating on the earliest to occur of (x) the Closing, (y) the funding of the Debt Financing in full and the release of the proceeds thereof from the designated account of the Buyer or its Affiliates in accordance with the Debt Commitment Documents and (z) the termination of this Agreement, the Company Group and the Seller shall use their commercially reasonable efforts to provide, and shall use their commercially reasonable efforts to cause each of their respective controlled Subsidiaries to provide, to the Buyer, at the Buyer’s sole cost and expense, all cooperation that is customary and reasonably requested by the Buyer in connection with obtaining the Debt Financing; provided, however, that no such requested cooperation provided in accordance with this Section 6.4 shall unreasonably interfere with the normal business or operations of the Company Group, the Seller or their respective Subsidiaries and no obligation of the Company Group, the Seller or their respective Subsidiaries under any certificate, document, agreement or instrument, as applicable, shall be effective until the Closing Date and none of the Company Group, the Seller or their respective Subsidiaries will be required to pay any commitment or other similar fee, enter into any definitive agreement that is not contingent upon the Closing or that would be effective prior to the Closing, incur any other liability, make any other payment or agree to provide any indemnity in connection with the Debt Financing. In addition, nothing in this Section 6.4 shall require the Company Group, the Seller or their respective Subsidiaries or Affiliates or any of their respective Representatives, as applicable (A) to take any action that would conflict with or violate the Organizational Documents of the Company Group, the Seller or their respective Subsidiaries or any Law or result in, prior to the Closing Date, the contravention of, or that would reasonably be expected to result in, prior to the Closing Date, a violation or breach of, or default under, any Material Contract to which the Company Group, the Seller or any of their respective Subsidiaries is a party, (B) to deliver any certificate, document, instrument or agreement if any representation and warranty or certification set forth therein would be inaccurate in any material respect, (C) take any action that causes any closing condition set forth in Section 8.1 or Section 8.2 to fail to be satisfied or (D) to take any action or provide any assistance that would reasonably be expected to result in personal liability to a director or officer. For the avoidance of doubt, (I) none of the Company Group, the Seller or any of their respective Subsidiaries shall be required to provide, and Buyer shall be solely responsible for the preparation of, (1) pro forma financial information, including pro forma cost savings, synergies, capitalization or other pro forma adjustments desired to be incorporated into any pro forma financial information or any financial statements or financial information, (2) any description of all or any component of any Debt Financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes”, (3) projections, risk factors or other forward-looking statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of the Regulation S-X or (4) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K. and (II) none of the Company Group, the Seller or their respective Subsidiaries or their respective officers, directors or employees shall be required to execute any resolution, consent or certificate or enter

39 into or perform any agreement with respect to the Debt Financing contemplated by the Debt Commitment Documents that is not contingent upon the Closing or that would be effective prior to the Closing Date and no directors of the Company Group, the Seller or their respective Subsidiaries that will not be continuing directors, acting in such capacity, shall be required to execute any resolution, consent or certificate related to or enter into or perform any agreement with respect to the Debt Financing. (b) The Buyer will promptly reimburse the Company Group, the Seller and their respective Subsidiaries, as applicable, for all reasonable and documented out-of-pocket costs and expenses (including (A) reasonable attorneys’ fees and (B) expenses of the Company Group’s or the Seller’s accounting firms engaged to assist in connection with the Debt Financing, as applicable) incurred by the Company Group, the Seller and their respective Subsidiaries, as applicable, in connection with the cooperation contemplated by Section 6.4(a). The Buyer will indemnify and hold harmless the Company Group, the Seller, their respective Subsidiaries, and their respective officers, directors, employees, investment banks, attorneys and other advisors or Representatives (collectively, the “Indemnitees”) from and against any and all Liabilities suffered or incurred by any of them in connection with the arrangement and/or obtaining of the Debt Financing (including the performance of their respective obligations under, or the taking of or refraining from any action in accordance with, this Section 6.4) and any information used in connection therewith, except to the extent suffered or incurred as a result of any such Indemnitee’s, or such Indemnitee’s Representatives’, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment). ARTICLE VII FURTHER AGREEMENTS Section 7.1 Indemnification of Officers, Directors, Employees and Agents. (a) Buyer shall, and shall cause its Subsidiaries (including after the Closing, the Company Group) to, ensure that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the past and present directors, managers and officers (in such capacities) of each Company Group Member (collectively, together with their respective heirs, executors or administrators, the “D&O Indemnified Parties”) as provided in the Organizational Documents of the Company Group or any written indemnification agreement provided to Buyer, shall survive the Closing and shall continue in full force and effect for a period of not less than six (6) years from the Closing Date and such indemnification agreements and the provisions with respect to indemnification, advancement of expenses and limitations on liability set forth in such Organizational Documents with respect to acts or omissions existing or occurring at or prior to the Closing shall not be amended, repealed or otherwise modified (unless required by Law) in a manner that is adverse to any D&O Indemnified Party; provided, that all rights to indemnification and advancement of expenses in respect of any Proceeding arising out of or related to matters existing or occurring at or prior to the Closing and asserted or made within such six-year period (each a “D&O Claim”) shall continue until the final disposition of such Proceeding. Notwithstanding the foregoing, a D&O Indemnified Party shall not be entitled to indemnification and the advancement of expenses as contemplated above to the extent such D&O Indemnified Party is the subject of a D&O Claim by the Buyer or its Affiliates against Seller pursuant to this Agreement.

40 (b) At or prior to the Closing, Seller shall, or shall cause the Company Group to, put in place, and shall fully prepay (at the Seller’s expense), “tail” insurance policies on terms and conditions (both in amount and scope) from an insurance carrier with the same or better credit rating as the Company Group’s current insurance carrier, providing at least the same coverage and amounts to the D&O Indemnified Parties as provided to such Persons under the officers’ and directors’ liability insurance policies maintained by the Company Group with respect to matters existing or occurring prior to the Closing with a claims period of at least six (6) years following the Closing with respect to D&O Claims. (c) The provisions of this Section 7.1 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the Persons identified in this Section 7.1, their heirs and their personal representatives, shall be binding on all successors and assigns of Buyer and the Company Group and may not be terminated or amended in any manner adverse to such Persons without their prior written consent. Section 7.2 Retention of Books and Records. Buyer will use its commercially reasonable efforts to retain, or to cause its Affiliates (including, following the Closing, the Company Group) to retain all books, records and other documents pertaining to the Company’s Group’s business in existence on the Closing Date and to make the same available after the Closing Date for examination and copying by Seller or its Representatives, at Seller’s expense, upon reasonable notice, during normal business hours, in each case, as may be reasonably necessary for a legitimate business purpose and to the extent that such books and records are not privileged or proprietary or subject to confidentiality restrictions (in which case Buyer shall use commercially reasonable efforts to obtain a consent or waiver). Buyer agrees that no such books, records or documents will be destroyed by Buyer or its Affiliates (including, following the Closing, the Company Group) until six (6) years following the Closing, and that thereafter no such books, records or documents will be destroyed without first advising Seller in writing and providing to Seller a reasonable opportunity to obtain possession or make copies thereof at Seller’s expense. Section 7.3 Expenses. Except as otherwise contemplated in this Agreement, all costs and expenses (a) incurred by Seller and the Company Group in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by Seller and (b) incurred by Buyer in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by Buyer; provided, however, that if any action at Law or equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing Party shall be entitled to reasonable attorneys’ fees and expenses in addition to any other relief to which such Party may be entitled. Section 7.4 Insurance Proceed Reimbursements. Set forth on Schedule 7.4 of the Seller Disclosure Schedule is a true, correct and complete list of all funds incurred by Seller or the Company Group as of the Execution Date in connection with the matters and losses which are the subject of the insurance claims set forth on Schedule 7.4 of the Seller Disclosure Schedule. No later than two (2) Business Days prior to the Closing Date, Seller shall provide an updated Schedule 7.4 to Buyer with respect to the period between the Execution Date and the Closing Date. Buyer and Seller shall reasonably cooperate with one another in connection with the pursuit and management of the claims set forth on Schedule 7.4 of the Seller Disclosure Schedule and

41 shall not take any material actions with respect thereto without the prior written approval of the other Party (which shall not be unreasonably withheld, conditioned or delayed). From and after the Closing Date, if Buyer or any of its Affiliates actually receives any proceeds relating to the insurance claims set forth on Schedule 7.4 of the Seller Disclosure Schedule and relating to repairs actually made and paid for or incurred by Seller or its Affiliates (including the Company Group) prior to the Closing, then Buyer shall remit the amount so received with respect to such repairs as promptly as possible to Seller or its designee; provided, that the amount remitted to Seller with respect to each claim set forth on Schedule 7.4 shall not exceed the aggregate amount of expenditures made or incurred by Seller or its Affiliates (including the Company Group) prior to the Closing Date with respect to the subject matter of such claim. Section 7.5 Support Obligations. Prior to Closing, Buyer shall use its commercially reasonable efforts to effect the full and unconditional release, effective as of the Closing, of the Seller and its Affiliates (other than the Company Group), as applicable, from all outstanding credit support obligations and agreements for indemnification provided by Seller or any its Affiliates (other than any Company Group Member) with respect to the Business set forth on Schedule 7.5 of the Seller Disclosure Schedule (collectively, the “Support Obligations”). From and after the Closing until the Support Obligations have been so released, Buyer shall (a) indemnify the Seller and its Affiliates (other than the Company Group) from and against any losses actually incurred by any of them arising out of or with respect to any of the then-outstanding Support Obligations, and (b) cause each Company Group Member not to materially amend, modify or renew any Contract then subject to, or guaranteed or otherwise supported by, a Support Obligations without the consent of the Seller (which shall not be unreasonably conditioned, withheld or delayed). Section 7.6 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time before or after the Closing, at any Party’s reasonable request and without further consideration, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and effectuate the transactions contemplated by this Agreement and the other Transaction Documents. Section 7.7 Public Statements. Except as required by applicable Law, including securities regulations, or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates or any listing agreement with any securities exchange, neither Seller nor Buyer shall, and each shall cause its respective Affiliates not to, make any press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Party (which such consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the foregoing shall not restrict disclosures (i) to the extent necessary for a Party to perform its obligations in connection with this Agreement (including disclosures to Governmental Authorities or other Third Parties whose consent is required in connection with the consummation of the transactions contemplated herein); provided, further, that, in the case of this clause (i), each Party shall use commercially reasonable efforts to reasonably consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement, (ii) to the extent required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over

42 the Parties or their respective Affiliates, or (iii) of the terms of this Agreement by Buyer or Seller to its respective Representatives. Section 7.8 Transfer Taxes. All state and local transfer, sales, use, stamp, registration or other similar Taxes, if any, resulting from the transactions contemplated by this Agreement (“Transfer Taxes”) will be split equally between Seller and Buyer. Seller and Buyer shall cooperate in good faith in the filing of any Tax Returns with respect to Transfer Taxes and to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. Section 7.9 Tax Matters. (a) Tax Cooperation. Buyer and Seller shall cooperate fully as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any inquiry, claim, assessment, audit, litigation or other proceeding (each, a “Tax Proceeding”) with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company Group. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Returns or Tax Proceedings and making Representatives and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. (b) Tax-Sharing Agreements. All Tax sharing, allocation, indemnity and similar agreements with respect to or involving any Company Group Member, on the one hand, and Seller or any of its Affiliates (other than the Company Group Members), on the other hand, shall be terminated prior to or as of the Closing Date, and, after the Closing Date, no Company Group Member shall be bound thereby or have any liability or obligation thereunder. (c) Sales and Use Tax Refunds. With respect to the Colorado sales and use Tax refund described in Schedule 7.9 of the Seller Disclosure Schedule, Buyer agrees to (i) cooperate with Seller and the Company Group in continuing to pursue the refund (including through the continued engagement of K.E. Andrews to procure the refund), (ii) keep Seller reasonably informed of the status of the refund claim and allow Seller to participate, at its expense, in the procurement thereof, (iii) work diligently in all instances expending best efforts to maximize the refund, and (iv) pay by wire transfer to Seller the amount the refund, if any, within ten (10) days after such refund is received, net of any costs or expenses incurred by Buyer in procuring such refund (including fees of K.E. Andrews). Section 7.10 R&W Policy. The Parties acknowledge and agree that, as of or prior to the Execution Date, Buyer has procured an R&W Conditional Binder in connection with the R&W Policy and that, following the Execution Date, Buyer shall use commercially reasonable efforts to ensure that the conditions in the R&W Conditional Binder are met so that the R&W Policy will remain effective from and after the Closing. From and after the Execution Date, Buyer will ensure that the terms of the R&W Policy provide (a) that the R&W Insurer waives or otherwise shall not pursue any claim against Seller, its Affiliates, and their respective Representatives by way of subrogation, claim for contribution or otherwise, except in the case of Fraud by such Person (with the R&W Insurer agreeing that the Fraud of any one Person shall not be imputed to any other Person(s)), (b) that Seller, its Affiliates, and their respective Representatives are express third- party beneficiaries of such waiver of subrogation provision and (c) the R&W Policy shall not be

43 amended, modified, or otherwise changed in a manner materially adverse to Seller, its Affiliates, and their respective Representatives without the prior written consent of Seller. From and after the date hereof, Buyer shall not (and shall cause its Affiliates to not) grant any right of subrogation, contribution or other right or otherwise amend, modify, terminate, or waive any term or condition of the R&W Policy in a manner inconsistent with the immediately preceding sentence. Buyer shall timely pay, or cause to be paid, all costs and expenses related to the R&W Policy, including the total premium, underwriting costs, taxes, brokerage commission, and other fees and expenses of such policy. From and after the Closing, Buyer may notify Seller in writing in connection with any claim made by Buyer or its Affiliates under the R&W Policy and to the extent reasonably requested in writing, Seller shall, and shall use good faith efforts to cause its Affiliates to, at Buyer’s sole cost and expense, reasonably cooperate with Buyer and its Affiliates in connection with any claim made by such Person under the R&W Policy. Section 7.11 Use of Name and Sterling Marks. Notwithstanding anything to the contrary in this Agreement, Buyer shall not acquire or otherwise be entitled to, and no Company Group Member shall retain, any right, title, interest, license or any other right whatsoever to use any of the Sterling Marks. Buyer shall, as promptly as practicable, but in any event within 120 days after the Closing Date (the “Removal Deadline”), eliminate and remove (or cause to be eliminated and removed) any and all of the Sterling Marks from the Assets and within 30 days of the Closing, Buyer shall amend the Company Group’s Organizational Documents and make the necessary filings with the Secretary of State of the State of Delaware to change the legal or business name of each Company Group Members to a name that does not include “Sterling” or other similar identifier or any abbreviation, derivation or extension thereof. From and after the Removal Deadline, Buyer shall not, and shall cause its Affiliates not to, use any of the Sterling Marks in connection with the Business, the Assets or otherwise, whether as part of a trade name or corporate name, in connection with any product or service, or otherwise (other than referring to Seller’s historical ownership of the Company Group in a factual manner), and from and after the Closing Date, Buyer shall not, and shall cause its Affiliates not to, send or cause to be sent to any Person any correspondence or other materials containing any of the Sterling Marks. Section 7.12 Employee Matters. (a) No later than ten (10) Business Days after the Execution Date, Buyer shall provide Seller with a list of all Business Employees whose employment with Buyer or its Affiliate (including after the Closing, the Company Group) Buyer anticipates will terminate following the Closing (such Business Employees set forth on such list, the “Non-Continuing Employees”). If Buyer or one of its Affiliates (including after the Closing, the Company Group) terminates the employment of any Non-Continuing Employee within forty-five (45) days after Closing (each, a “Reimbursable Non-Continuing Employee”), Seller shall reimburse Buyer or its applicable Affiliate for the cost of any severance payments in accordance with this Section 7.12, including any change of control payments, which may be due and payable to any such Non-Continuing Employees in connection with such terminations pursuant to the terms of any Contract between any such Non-Continuing Employee and any Company Group Member in effect as of the Closing and disclosed on Schedule 4.10(a)(xvi) of the Seller Disclosure Schedule (the “Employment Agreements”), in each case, excluding any such amounts that are included as Transaction Expenses (collectively, the “Termination Payments”); provided that (i) such Termination Payments are paid by Buyer or any of its Affiliates to any such Non-Continuing Employee no later

44 than the timeline required by the applicable Employment Agreement, provided that Buyer or its applicable Affiliate may, in Buyer’s sole discretion and to the extent compliant with the Code, pay the applicable Termination Payment in a single lump sum, in which case, Buyer or its applicable Affiliate shall pay such Termination Payments within one-hundred (100) days following the Closing; (ii) for any Termination Payment, or any portion thereof, due and payable to a Non- Continuing Employee pursuant to Section 5.1(b) of an Employment Agreement, the aggregate amount of any such Termination Payment, or portion thereof, does not exceed the aggregate amount to which such Non-Continuing Employee was entitled immediately prior to the Closing in accordance with the “Amount of Severance Benefit Under Section 5.1(b)” outlined in Exhibit A to the applicable Employment Agreement; and (iii) receipt of any such Termination Payment is subject to such Non-Continuing Employee’s timely execution and return (and compliance with) a separation and release agreement in a form reasonably acceptable to Seller (including a form substantially in the form of the release set forth on Appendix A to any applicable Employment Agreement) (a “Release Agreement”), which Release Agreement shall include a release of all claims against Seller and its Affiliates. Buyer shall provide to Seller copies of all executed Release Agreements within one hundred and twenty (120) days following the Closing Date. Following the full execution of a Release Agreement with respect to a Reimbursable Non-Continuing Employee, Buyer shall promptly provide Seller with a fully executed copy of such Release Agreement and Seller shall: (x) if any amounts remain in the Severance Escrow Account, promptly following the later of (1) receipt of such Release Agreement and (2) payment by Buyer or its Affiliate of the last installment of the Termination Payment for such Reimbursable Non-Continuing Employee, deliver, together with Buyer, a joint written instruction to the Escrow Agent, instructing the Escrow Agent to release to the Buyer an amount equal to the Termination Payment for such Reimbursable Non-Continuing Employee or (y) if the amount remaining in the Severance Escrow Account is insufficient to cover such Termination Payment in full, within thirty (30) Business Days following the later of (1) receipt of such Release Agreement and (2) payment by Buyer or its Affiliate of the last installment of such Termination Payment, pay to Buyer by wire transfers of immediately available funds an amount equal to such Termination Payment, less any amount released from the Severance Escrow Account in respect of such Termination Payment (if any). Notwithstanding anything herein to the contrary, if the Severance Escrow Account has not yet been fully released, on March 31, 2023, Buyer and Seller shall together deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to promptly release to the Seller the amount then remaining in the Severance Escrow Account. (b) During the twelve (12)-month period following the Closing Date, Buyer shall (or shall cause one of its Affiliates, including, following the Closing, any member of the Company Group to) provide each Business Employee that is employed by a Company Group Member as of the Closing Date (each, a “Continuing Employee”) with (i) a base salary or base wages, as applicable, no less than the base salary or base wages, as applicable, in effect for such Continuing Employee immediately prior to the Closing, (ii) cash bonus opportunities that are no less than the cash bonus opportunities disclosed in effect for such Continuing Employee immediately prior to the Closing and (iii) employee benefits (including vacation and other paid time off) that are substantially the same as those currently provided by Buyer or its Affiliates to similarly situated employees or as provided immediately prior to the Closing pursuant to the PEO Agreement or as otherwise provided under any written employment agreement to which such Business Employee is a party which is disclosed on Schedule 4.10(a) of the Seller Disclosure Schedule; provided, however, in the event that a Continuing Employee’s employment is terminated without cause

45 during the twelve (12)-month period following the Closing Date, the severance pay for which such Continuing Employee is eligible shall be: (x) the severance pay set forth in the applicable Employment Agreement as in effect immediately prior to the Closing, or (y) if such Continuing Employee is not party to an Employment Agreement or such Continuing Employee’s Employment Agreement does not provide for severance pay, the amount of base salary or base hourly wages, as applicable, that such Continuing Employee would have received from Buyer or its Affiliates (assuming that the covenants set forth in this Section 7.12(b) had all been satisfied) between the termination date and the first anniversary of the Closing Date had such Continuing Employee remained continuously employed by Buyer or its Affiliates for such period, as applicable; provided, however, the requirement for Buyer to provide the foregoing severance pay and benefits shall be subject to the Continuing Employee timely executing (and not revoking) a Release Agreement. (c) Following the Closing, Buyer shall pay, or cause its applicable Affiliate (including the applicable Company Group Member) to pay, all bonuses owed for 2022 to all Continuing Employees, with all bonuses to be paid on the date that they otherwise would have been paid (and no later than March 15, 2023) to such Continuing Employees in the ordinary course of business as anticipated prior to the Closing Date; provided, however, in the event that any Continuing Employee’s employment with Buyer or any of its Affiliates is terminated without cause prior to the date that such Continuing Employee’s 2022 bonus is paid, then Buyer shall pay (or cause its applicable Affiliate to pay) to such Continuing Employee a pro rata bonus for 2022, which bonus shall be no less than such Continuing Employee’s target bonus for 2022 multiplied by a fraction, the numerator of which is the number of days in 2022 in which such Continuing Employee was employed by any member of the Company Group or Buyer or any of its Affiliates, and the denominator of which is 365. Notwithstanding the foregoing, if, from and after the Closing Date, any Continuing Employee fails to perform to a minimally acceptable standard the material duties required of such Continuing Employee’s position (other than due to disability or approved leave of absence), then Buyer and its applicable Affiliates shall be permitted in their sole discretion to reduce the bonus amounts payable to such Continuing Employee by a maximum amount equal to that portion of the bonus accrued in respect of the portion of the performance period following the Closing Date. (d) With respect to participation by each Continuing Employee in any employee benefit plan, agreement, arrangement or program of Buyer or its Affiliates, Buyer shall (or shall cause one of its Affiliates, including, following the Closing, any Company Group Member to) use commercially reasonable efforts to: (i) recognize, for all purposes (including eligibility, vesting and benefit levels and accruals, but other than benefit accrual under a defined benefit pension plan) under all plans, programs and arrangements established or maintained by Buyer or an Affiliate of Buyer for the benefit of such Continuing Employee, service with the Company Group prior to the Closing Date to the extent such service was recognized under the corresponding Plan, program or arrangement covering such Continuing Employee immediately prior to the Closing Date; (ii) credit each such Continuing Employee with the amount of accrued but unused vacation time, sick time and other time-off benefits as such Continuing Employee had with the Company Group as of the Closing Date; (iii) waive any pre-existing condition exclusions, actively-at-work requirements and waiting periods under all employee health and other welfare benefit plans established or maintained by Buyer or an Affiliate of Buyer for the benefit of such Continuing Employee, except to the extent such pre-existing condition exclusion, requirement or waiting period would have

46 applied to such individual under the corresponding Plans of the Company Group in which such Continuing Employee was eligible to participate immediately prior to the Closing Date; and take commercially reasonable steps to provide full credit for any co-payments, deductibles or similar payments such Continuing Employee made or incurred under a Plan of the Company Group prior to the Closing Date for the plan year in which the Closing Date occurs; provided, however, that the Company Group is required to deliver information sufficient for Buyer to provide such credit no later than five (5) Business Days prior to the Closing Date. (e) Buyer shall be responsible for performing and discharging all requirements under the WARN Act and any other applicable state and local Laws relating to employment losses or mass layoffs to the extent that such requirements arise from any action taken by Buyer or any of its Affiliates with respect to any Continuing Employee following the Closing. (f) Nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any employee benefit plan or arrangement of Buyer, or shall limit the right of Buyer or any of its Affiliates, to amend, terminate or otherwise modify any such employee benefit plan or arrangement following the Closing in accordance with its terms. In the event that (i) a party other than Buyer or any of its Affiliates makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any employee benefit plan or arrangement of Buyer, and (ii) such provision is deemed in any judicial proceeding to be an amendment to such employee benefit plan or arrangement even though not explicitly designated as such in this Agreement, then such provision, to the extent covered by such deemed amendment, shall lapse retroactively and shall have no amendatory effect. (g) Following the Closing, for a period of one-hundred and twenty (120) days, unless otherwise agreed in writing by Seller, Buyer shall maintain, and shall cause its Affiliates to maintain, in full force and effect the PEO Agreement. Additionally, Buyer shall, and shall cause its Affiliates to, take such actions with respect to the PEO and PEO Agreement as may be reasonably requested by Seller; provided, that Seller shall be responsible for and shall indemnify Buyer for all liabilities and losses, including any fees, charges, penalties, including termination fees or penalties, arising from actions with respect to the PEO and PEO Agreement taken by Buyer or its Affiliates at the request or direction of Seller following the Closing. (h) The provisions of this Section 7.12 are solely for the benefit of the Parties and nothing herein express or implied shall confer upon any employee, Continuing Employee or any legal representative or beneficiary thereof any rights or remedies, including any right to employment, or continued employment for any specified period, of any nature or kind whatsoever. Section 7.13 Confidentiality. (a) Except as otherwise expressly contemplated in this Agreement or required by applicable Law, including securities regulations, or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates or any listing agreement with any securities exchange, the Parties will maintain the confidentiality of this Agreement and its terms except that any Party may disclose this Agreement or any of its terms to any of the following if advised of the confidentiality obligations of such information: (a) any direct and indirect holders

47 of Equity Interests in such Party or any Affiliate of such Party and (b) any lender or potential lender to such Party. (b) The Confidentiality Agreements shall continue in full force and effect until the Closing Date, at which such date the Confidentiality Agreements shall terminate without any further action required by the parties thereto; provided, that if this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreements shall continue in full force and effect in accordance with their terms. Buyer acknowledges and agrees that any written, oral or other information provided to Buyer or its Affiliates or its or their respective Representatives pursuant to Section 6.2 or otherwise by Seller or any of their Affiliates or any of their respective Representatives shall be subject to the terms and conditions of the Confidentiality Agreements. (c) For a period of two (2) years from the Closing Date, Seller shall, and shall cause its Affiliates to, maintain all Confidential Information in strict confidence and secrecy, and shall not, directly or indirectly, disclose any Confidential Information to any Person other than Buyer and, in the ordinary course of business, Affiliates and Representatives of Seller (provided such Affiliates and Representatives of Seller need to know such information for a legitimate business purpose and are informed of and directed to comply with the confidentiality obligations described herein), except to the extent that such information (through no fault of Seller or its respective Affiliates) (i) is generally available to the public, (ii) is acquired on a non-confidential basis by Seller or its Affiliates or their respective Representatives from and after the Closing from sources that are not known to Seller to be prohibited from disclosing such information by a legal or contractual obligation, or (iii) is required to be disclosed under applicable Law or is requested by a Governmental Authority (by oral questions, interrogatories, requests for information or documents in legal Proceedings, subpoena, civil investigative demand or other similar process); provided, that if Seller or any of its Affiliates or their respective Representatives is so compelled to disclose any such Confidential Information, then Seller shall, to the extent permitted by applicable Law, promptly notify Buyer in writing and shall disclose only that portion of such information which Seller, on the advice of its counsel, is legally required to disclose; provided, further, that Seller shall use its commercially reasonable efforts to cooperate with Buyer to obtain an appropriate protective order upon Buyer’s request and at Buyer’s sole expense or other reasonable assurance that confidential treatment will be accorded such information, (iv) is disclosed in connection with a routine audit, supervisory examinations, regulatory sweeps or other regulatory inquiries not specifically targeted at Buyer, the Company Group, the Acquired Interests or the Assets, or (v) is disclosed or used as necessary to enforce this Agreement or any Transaction Document or perform any obligation hereunder or thereunder. This Section 7.13(c) shall not prohibit disclosure of any Confidential Information to any Representatives of Seller or its Affiliates who agree to keep such Confidential Information confidential and are informed of the terms of this Section 7.13(c); provided, that such Seller shall be responsible for any breach of this Section 7.13(c) by such Representatives to which it disclosed such Confidential Information. Notwithstanding the foregoing, (i) Seller and its Affiliates may provide a description of the subject matter of this Agreement and the Company Group, and the financial results of the Company Group, to current and prospective investors of affiliated investment funds of MS Capital Partners Adviser Inc. and to existing or potential debt and equity financing sources in connection with fund raising, marketing, informational or reporting activities; provided, that such parties are informed or directed to comply with the confidentiality obligations described herein.

48 Section 7.14 Interim Information. (a) Seller shall notify Buyer as promptly as practicable of any material written notice or other material written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents. (b) Seller shall notify Buyer as promptly as practicable of any material written notice or other material written communication prior to the Closing from any Governmental Authority with respect to the transactions contemplated by this Agreement (to the extent notification thereof to Buyer is permitted by such Governmental Authority). (c) Buyer shall notify Seller as promptly as practicable of any material written notice or other material written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents. (d) Buyer shall notify Seller as promptly as practicable of any material written notice or other material written communication from any Governmental Authority with respect to the transactions contemplated by this Agreement (to the extent notification thereof to Seller is permitted by such Governmental Authority). (e) Notwithstanding anything to the contrary herein, a party’s good faith failure to comply with this Section 7.14 shall not be deemed to be a breach hereunder. Section 7.15 Casualty and Condemnation. (a) If, prior to the Closing, all or any portion of the assets or properties of the Company Group, are damaged or destroyed by an Event of Loss or are taken in condemnation or under the right of eminent domain (a “Taking”) and, in each such case, the aggregate costs to restore, repair or replace such property or assets to a condition reasonably comparable in all material respects to their condition as of immediately prior to such Event of Loss (“Restoration Costs”) or in the event of a Taking, the value of the property subject to such Taking (the “Condemnation Value”), would be equal to or exceed $22,500,000, Buyer and Seller shall each have the option to terminate this Agreement in accordance with Section 10.1(f); provided, that Buyer may determine in its sole discretion that the Restoration Costs or Condemnation Value, as applicable, are less than $22,500,000 in which case the Parties shall not have the option to terminate this Agreement pursuant to this Section 7.15. (b) Subject to subsection (a) above, if, prior to the Closing, all or any portion of the assets or properties of the Company Group, are damaged or destroyed by an Event of Loss, or are subject to a Taking and, in each such case, the Restoration Costs or, in the event of a Taking, the Condemnation Value, would be equal to or exceed $1,500,000 but less than $22,500,000, Seller may elect either (i) to adjust the Unadjusted Purchase Price to take into consideration such Restoration Costs or Condemnation Value of such assets and properties of the Company Group, or (ii) to repair the assets or properties that have been damaged or destroyed to a condition reasonably comparable in all material respects to their condition prior to any such damage, the cost of which will be fully paid by Seller. If Seller elects to adjust the Unadjusted Purchase Price in

49 accordance with clause (i) or repair the affected assets or properties in accordance with clause (ii), Seller shall be entitled to retain (and to the extent received by the Company Group, following the Closing, Buyer shall pay to the Seller) all insurance proceeds with respect to such Event of Loss up to the sum of (A) the cost of any repair and (B) any Unadjusted Purchase Price reduction, except to the extent the Parties expressly agree otherwise in writing. In the event Seller elects to repair such assets or properties in accordance with this Agreement at Seller’s cost and expense, Seller shall be entitled to the proceeds of any insurance received in connection with the actual repair by Seller of such damage or destruction (and, if paid to Buyer or the Company Group, such proceeds shall be promptly remitted to Seller) and, unless otherwise agreed to in writing by the Parties, the repairs shall be completed prior to the Closing Date; provided that if such repairs are not completed prior to the Closing Date, the Parties shall nevertheless proceed with the Closing and the Unadjusted Purchase Price shall be adjusted accordingly for any incomplete repairs. If the Restoration Costs or, in the event of a Taking, the Condemnation Value is less than $1,500,000, then, subject to the other applicable terms and conditions in this Agreement, the Closing shall not be affected by such Event of Loss or Taking and there shall be no adjustment to the Unadjusted Purchase Price in respect of such Event of Loss or Taking; provided that Buyer shall be entitled to (and to the extent received by the Company Group, following the Closing, Buyer shall be entitled to retain) all insurance proceeds related thereto. Notwithstanding anything herein to the contrary, if a Party is entitled to insurance proceeds pursuant to this Section 7.15(b), then such Party shall control the insurance claim process with respect to the Event of Loss, and the other Party shall (and shall cause its Affiliates, including the Company Group, to) (x) cooperate in connection with such insurance claim process and (y) take any and all actions reasonably requested by such entitled Party in connection with such insurance claim process. (c) Subject to the Buyer’s termination rights set forth in Section 7.15(a), in the event (i) of a Taking, (ii) Seller elects not to repair or replace such assets or properties as provided in clause (b) above, (iii) Seller, having elected to repair or replace such assets or properties as provided in clause (b) above, fails to cause such repair or replacement to be completed within the period of time agreed upon by the Parties pursuant to such clause (b) or (iv) a such damage or destruction is not otherwise capable of being repaired or replaced, then the Parties shall, within 30 days following any such event, adjust the Unadjusted Purchase Price by the aggregate Restoration Cost or Condemnation Value related thereto, less any condemnation award received by the Company Group, less the costs of any amounts expended by or on behalf of Seller or its Affiliates prior to the Closing to repair or replace such assets. Section 7.16 Exclusivity. (a) From the Execution Date until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 10.1, Seller agrees not to, and to direct or cause its Affiliates (including the Company Group) and their respective Representatives not to, directly or indirectly, take any of the following actions: (i) initiate, solicit, encourage, consider or accept in any way any inquiry, offer or proposal from, or submit any proposal to, any Person or group of Persons other than Buyer, its Affiliates and any of its and their respective Representatives relating to (A) the sale, purchase, acquisition, disposition, lease or exchange (whether by transfer, merger, consolidation or other means) of (1) all or a portion of the Equity Interests in the Company

50 Group, including the Acquired Interests, or (2) any other interests in or all or a material portion of the assets or properties of any of the Company Group, including the Assets, to any Person or group of Persons other than Buyer or any of its Affiliates; (B) the issuance of any Equity Interests in any of the Company Group members; (C) any financing transaction of any kind, other than routine lending arrangements in the ordinary course of business or as otherwise expressly required under the terms of this Agreement in connection with the consummation of the transactions contemplated herein; (D) any merger, consolidation, restructuring, recapitalization, equity exchange, liquidation, dissolution or similar transaction involving any of the members of the Company Group; or (E) any other transaction that would require the Parties to abandon the transactions contemplated by this Agreement (each, an “Acquisition Proposal”); (ii) participate in any negotiations or discussions with, or furnish any assistance or non-public information to, any Person or group of Persons other than Buyer and its Representatives regarding any Acquisition Proposal; or (iii) enter into any agreement or understanding, whether oral or in writing, to effect an Acquisition Proposal. (b) In addition to the other obligations under this Section 7.16, Seller shall, as promptly as practicable, advise Buyer orally (in any event, within one (1) Business Day) and in writing (in any event, within three (3) Business Days) after receipt by Seller, its Affiliates or any Company Group Member of any Acquisition Proposal, the material terms and conditions of such written Acquisition Proposal and the identity of the Person making the same. Seller agrees that the rights and remedies for noncompliance with this Section 7.16 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and its Affiliates and that money damages would not provide an adequate remedy to Buyer and its Affiliates. Section 7.17 Records. To the extent not already in the possession of the Company Group as of the Closing, Seller shall, and shall use commercially reasonable efforts to cause any of its Affiliates or Representatives to, make available to Buyer promptly following Closing, originals, or to the extent not available, copies of all of the Records of the Company Group in the Seller’s or such Affiliates’ or Representatives’ possession; provided, that neither Seller nor any of its Affiliates or Representatives shall have any obligation to provide (a) information that, if disclosed, would (i) violate an attorney-client privilege available to Seller, its Affiliates or any of their Representatives, or would constitute a waiver of rights as to attorney work product or attorney-client privileged communications in connection with the transactions contemplated by this Agreement, or (ii) result in a violation of Law or (b) information relating to the process conducted for the sale of the Company Group, including bids received from other Third Parties in connection with the transactions contemplated by this Agreement and information and analysis (including financial analysis) relating to such bids. Section 7.18 Data Rooms. From and after the Execution Date until the earlier of the Closing Date and termination of this Agreement in accordance with Section 10.1, Seller shall continue to provide continuous access to Buyer and its Representatives to the Data Rooms. Seller shall deliver or cause to be delivered, within five (5) Business Days following the Closing Date,

51 to Buyer, two electronic discs or flash drives containing copies of the documents uploaded as of the Closing Date to the Data Rooms. Section 7.19 Buyer Obligations in Respect of the Financing. (a) During the period commencing on the date of this Agreement and terminating on the earlier to occur of the Closing and the termination of this Agreement, Buyer shall use commercially reasonable efforts to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Debt Financing on the terms and conditions, taken as a whole, set forth in the Debt Commitment Documents, including commercially reasonable efforts to (i) maintain in effect and comply with the Debt Commitment Documents in accordance with the terms and subject to the conditions thereof, (ii) enter into the Purchase Agreement on or before the Expiration Date, (iii) satisfy on a timely basis all conditions precedent to the Debt Financing in the Debt Commitment Documents and any other definitive agreements related thereto that are applicable to the Buyer and its Subsidiaries or, if necessary or deemed advisable by the Buyer, seeking the waiver of conditions applicable to the Buyer and its Subsidiaries in such Debt Commitment Documents or such other definitive agreements related thereto, (iv) consummate the Debt Financing and cause the Debt Financing Sources to fund the Debt Financing on or prior to the dates set forth in the Debt Commitment Documents (including by taking enforcement action with respect to its rights under the Debt Commitment Documents and any other definitive agreements relating to the Debt Financing) and (v) otherwise comply with the Buyer’s covenants and other obligations under the Debt Commitment Documents and any other definitive agreements relating to the Debt Financing. (b) The Buyer shall give the Seller prompt written notice of (i) any breach, default, termination, cancellation or repudiation by any party to the Debt Commitment Documents or other definitive documents related to the Debt Financing of which the Buyer or any of its Affiliates becomes aware, (ii) the receipt by the Buyer or its Affiliates of any communication from any Debt Financing Source with respect to any actual, alleged or threatened breach, default, termination, cancellation or repudiation by any party to the Debt Commitment Documents or any other definitive document related to the Debt Financing of any provisions of the Debt Commitment Documents or any other definitive document related to the Debt Financing, (iii) the occurrence of an event or development that could reasonably be expected to adversely impact the ability of the Buyer to obtain all or any portion of the Debt Financing necessary to fund the transactions contemplated by this Agreement on the terms and in the manner contemplated by the Debt Commitment Documents, (iv) the occurrence of any Closing Date (as defined in the Debt Commitment Letters as in effect on the Execution Date) and any funding of the Debt Financing by the Debt Financing Sources and (v) the execution of the Purchase Agreement and/or Temporary Notes Indenture, together with true, complete and correct copies of such executed documents. Notwithstanding the foregoing or anything else in this Agreement, in no event shall “commercially reasonable efforts” be deemed or construed to require the Buyer to, and the Buyer shall not be required to, (I) pay any fees in excess of those contemplated by the Debt Financing Letters and the related fee letters in effect on the date hereof or (II) agree to conditionality or economic terms in respect of the Debt Financing that are less favorable in the aggregate than those contemplated by the Debt Commitment Documents on the date hereof.

52 (c) During the period commencing on the date of this Agreement and terminating on the earlier to occur of the Closing and the termination of this Agreement, without the prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed), none of the Buyer or any Affiliate of the Buyer shall (i) cause or permit the termination of, or take any other action with respect to, or replace, any Debt Commitment Document or (ii) permit any amendment or modification to be made to, or consent to any waiver of any provision or remedy under any Debt Commitment Document that: (1) decreases the aggregate amount of the Debt Financing to an amount that, together with cash on hand, would be less than the amount that would be required for the Buyer to (i) fund and pay the Unadjusted Purchase Price and the Deposit and (ii) fully perform its obligations under this Agreement and the other Transaction Documents and satisfy all costs and expenses arising in connection herewith and therewith, (2) imposes additional conditions precedent or expands any existing conditions precedent to the receipt of the Debt Financing in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement when required pursuant to the terms hereof, (3) adversely affects the ability of Buyer to enforce its rights against any of the other parties to the Debt Commitment Documents as so amended, supplemented, modified, waived or replaced, in any material respect relative to the ability of Buyer to enforce its rights against any of such other parties to the Debt Commitment Documents on the Execution Date or (4) would delay the Closing Date, impact the Buyer’s ability to satisfy the conditions precedent to the Debt Financing in the Debt Commitment Letters on or prior to the Expiration Date or delay or otherwise impact the funding of the Debt Financing on or prior to the Closing Date; provided, however, for the avoidance of doubt, without the prior written consent of Seller, the Buyer may amend, replace, supplement and/or modify the Debt Commitment Documents to (i) correct typographical errors, (ii) add lenders, lead arrangers, bookrunners, agents or similar entities as parties thereto who had not executed the Debt Commitment Letters as of the date hereof or reallocate commitments or assign or reassign titles or roles to, or between or among the foregoing, (iii) replace one or more Debt Commitment Letters, so long as the replacement debt commitments otherwise satisfy the terms and conditions of an Alternate Financing set forth in Section 7.19(d) or (iv) fill in bracketed information with respect to dates, party names and addresses in the Purchase Agreement and the Temporary Notes Indenture, as applicable. From and after any consent under, amendment, supplement or modification to, or any waiver of any provision under, the Debt Commitment Documents, in each case, in compliance with this Section 7.19(c), the term “Debt Commitment Documents” shall mean the Debt Commitment Documents as so amended, replaced, supplemented or modified (including by any consent or waiver of any provision thereunder), the term “Debt Financing” shall mean the financing contemplated thereunder and the term “Debt Financing Sources” shall mean the Persons party thereto that have agreed to provide the Debt Financing. (d) If the commitments with respect to all or any portion of the Debt Financing expire or are terminated, or for any reason, all or any portion of the Debt Financing becomes unavailable, the Buyer shall promptly notify the Seller in writing and the Buyer shall use its commercially reasonable efforts to promptly arrange and obtain alternative financing, provided that the terms and conditions of such financing (relative to the terms and conditions set forth in the respective Debt Commitment Documents on the date hereof) shall not (A) delay or impact the funding of the Debt Financing on or before the Closing Date, (B) materially and adversely affect the ability of the Buyer or its Affiliates to enforce its rights against any of the sources of alternative financing or (C) add new (or modify any existing) conditions to the consummation of all or any portion of the Debt Financing in a manner that would reasonably be expected to prevent, impede or materially

53 delay the consummation of the transactions contemplated by this Agreement, from the same or alternative sources and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be (the “Alternate Financing”), and to obtain a new financing commitment letter(s) and related definitive documentation, as applicable, with respect to such Alternate Financing (together with any related fee letters, collectively, the “New Commitment Documents”) which shall replace or supplement the existing Debt Commitment Documents, as applicable, and, in each case, a true, complete and correct copy of which shall be provided by the Buyer to the Seller promptly (with respect to any fee letter, subject to redactions in a customary manner to remove fee amounts). In the event any New Commitment Document is obtained with respect to Debt Financing, (I) any reference in this Agreement to the “Debt Financing” shall mean the debt financing contemplated by the Debt Commitment Documents as modified pursuant to clause (II) below, and (II) any reference in this Agreement to the “Debt Commitment Documents” shall be deemed to include such Debt Commitment Documents to the extent not superseded by the applicable New Commitment Documents at the time in question and the New Commitment Documents to the extent then in effect. ARTICLE VIII CONDITIONS TO CLOSING Section 8.1 Conditions to Obligations of Each Party. The respective obligation of each Party to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, as to a Party by such Party (in such Party’s sole discretion): (a) Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or termination of waiting periods imposed under the HSR Act shall have been obtained or made. (b) Governmental Restraints. No Order of any Governmental Authority of competent jurisdiction that is final and non-appealable and that has not been vacated, withdrawn or overturned (other than a temporary restraining order) shall be in effect, and no Law shall have been enacted, promulgated, issued, entered, enforced or adopted by any Governmental Authority of competent jurisdiction that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the transactions contemplated by the Transaction Documents. Section 8.2 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Buyer (in Buyer’s sole discretion): (a) Representations and Warranties of Seller. (i) Each of the representations and warranties of Seller contained in Section 3.1 (Organization; Qualification), Section 3.2 (Authority; Enforceability), Section 3.3(a) (Non-Contravention), Section 3.6 (Ownership of Acquired Interests), Section 3.7 (Brokers’ Fee), Section 4.1 (Organization; Qualification), Section 4.2(a) (Non- Contravention), Section 4.4 (Capitalization) and Section 4.18 (Brokers’ Fee) (the “Seller

54 Fundamental Representations”) shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such Seller Fundamental Representations had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for any de minimis breaches; and (ii) Each of the representations and warranties of Seller contained in Article III and Article IV (other than the Seller Fundamental Representations) shall be true and correct in all respects (it being understood that, for purposes of determining satisfaction of this Section 8.2(a)(ii), all materiality and Material Adverse Effect qualifications contained in such representations and warranties (other than the definition of Material Contract contained in such representations and warranties and Section 4.7(b) and 4.8) shall be disregarded) on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except in the case of this clause (ii) for all such breaches, if any, of such representations and warranties that does not in the aggregate result in a Material Adverse Effect. (b) Performance. Seller shall have performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date. (c) Closing Deliverables. Seller shall have delivered, caused to be delivered, or be ready, willing and able to deliver, to Buyer or the applicable required Person, all of the closing deliveries set forth in Section 9.2(b) and in the other Transaction Documents. (d) Material Adverse Effect. No Material Adverse Effect shall have occurred since the Balance Sheet Date and be continuing. Notwithstanding anything to the contrary in this Agreement, Buyer may not rely on the failure of any condition set forth in Section 8.1 or 8.2 to be satisfied if such failure was caused primarily by the failure of Buyer to perform any of its obligations under this Agreement. If the Closing occurs, all closing conditions set forth in this Article VIII that have not been fully satisfied as of the Closing shall be deemed to have been waived by Buyer solely for purposes of this Article VIII (and, for the avoidance of doubt, such waiver shall not apply to or limit the rights of the Parties under this Agreement or the Transaction Documents after the Closing). Section 8.3 Conditions to Obligations of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any one or more of which may be waived in writing, in whole or in part, by Seller (in Seller’s sole discretion): (a) Representations and Warranties of Buyer. (i) Each of the representations and warranties of Buyer contained in Section 5.1 (Organization; Qualification), Section 5.2 (Authority; Enforceability), Section 5.3(a) (Non-Contravention), Section 5.9 (Financial Resources) and Section 5.10

55 (Brokers’ Fee) (the “Buyer Fundamental Representations”) shall be true and correct in all respects on and as of the Closing Date, with the same force and effect as though such Buyer Fundamental Representations had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for any de minimis breaches; and (ii) Each of the representations and warranties of Buyer contained in Article V (other than the Buyer Fundamental Representations) shall be true and correct in all respects (it being understood that, for purposes of determining satisfaction of this Section 8.3(a), all materiality qualifications contained in such representations and warranties shall be disregarded) on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except in the case of this clause (ii) for all such breaches, if any, of such representations and warranties that does not in the aggregate result in a Buyer Material Adverse Effect. (b) Performance. Buyer shall have performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date. (c) Closing Deliverables. Buyer shall have delivered, caused to be delivered, or be ready, willing and able to deliver, to Seller or the applicable required Person, all of the closing deliveries set forth in Section 9.2(a) and in the other Transaction Documents. Notwithstanding anything to the contrary in this Agreement, Seller may not rely on the failure of any condition set forth in Section 8.1 or 8.3 to be satisfied if such failure was caused primarily by the failure of Seller to perform any of its obligations under this Agreement. If the Closing occurs, all closing conditions set forth in this Article VIII that have not been fully satisfied as of the Closing shall be deemed to have been waived by Seller solely for purposes of this Article VIII (and, for the avoidance of doubt, such waiver shall not apply to or limit the rights of the Parties under this Agreement or the Transaction Documents after the Closing). ARTICLE IX CLOSING Section 9.1 Time and Place of Closing. The closing of the sale, assignment, conveyance, transfer and delivery of the Acquired Interests to Buyer and the other transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Vinson & Elkins L.L.P. in New York, New York or remotely via the exchange of documents and signatures by facsimile or electronic transmission and shall occur on the third Business Day after the conditions to Closing set forth set forth in Article VIII have been satisfied or waived in writing by the Party or Parties entitled to waive such conditions (other than those conditions that by their nature can only be satisfied at the Closing, but subject to all conditions in Article VIII having been satisfied or waived in writing by the Party or Parties entitled to waive such conditions at the Closing) or at such other place and/or date as may be mutually agreed in writing by the Parties. The date of the

56 Closing is referred to in this Agreement as the “Closing Date.” All actions to be taken and all documents and instruments to be executed and delivered at Closing shall be deemed to have been taken, executed, and delivered simultaneously and, except as permitted hereunder, no actions shall be deemed taken nor any document and instruments executed or delivered until all actions have been taken and all documents and instruments have been executed and delivered. Section 9.2 Deliveries and Actions at Closing. (a) Buyer Deliveries and Actions. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Seller of its obligations pursuant to Section 9.2(b), Buyer will execute and deliver, or cause to be executed and delivered, to Seller (or the appropriate Person in the case of clause (v)), each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated: (i) Closing Cash Payment. Payment of the Closing Cash Payment by wire transfer of immediately available funds to an account designated by Seller (which account shall be so designated by Seller in writing to Buyer prior to the Closing Date); (ii) Joint Release Instructions to Escrow Agent. A counterpart of joint written release instructions to the Escrow Agent duly executed by a Responsible Officer of Buyer authorized to deliver such instructions under the Escrow Agreement, instructing the Escrow Agent to disburse from the Deposit-PPA Escrow Account to Seller an amount equal to the Deposit, less the sum of (A) the Adjustment Escrow Amount and (B) the Severance Escrow Amount; (iii) Assignment of Interests. A counterpart of an assignment (the “Assignment of Interests”), substantially in the form attached hereto as Exhibit B, evidencing the assignment and transfer to Buyer of the Acquired Interests, duly executed by Buyer; (iv) Closing Certificate. A certificate, dated as of the Closing Date, signed by a Responsible Officer of Buyer certifying that the conditions set forth in Section 8.3(a) and 8.3(b) have been satisfied; (v) Mutual Release. A counterpart of a mutual release substantially in the form attached hereto as Exhibit C (the “Mutual Release”), duly executed by Buyer; (vi) Transaction Expenses. On behalf of Seller, payment of the Estimated Transaction Expenses by wire transfer of immediately available funds to the accounts designated by the Persons to whom any portion of the Estimated Transaction Expenses is owed in accordance with the wire instructions provided by Seller to Buyer; and (vii) Debt. On behalf of Seller, payment of the Specified Debt by wire transfer of immediately available funds to the accounts designated by the Persons to whom any portion of the Specified Debt is owed in accordance with the payoff letters provided by Seller pursuant to Section 9.2(b)(v) and wire instructions set forth therein.

57 (b) Seller Deliveries and Actions. At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Buyer of its obligations pursuant to Section 9.2(a), Seller will execute and deliver, or cause to be executed and delivered, to Buyer, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of actions is contemplated: (i) Joint Release Instructions to Escrow Agent. A counterpart of joint written release instructions to the Escrow Agent, duly executed by a Responsible Officer of Seller authorized to deliver such instructions under the Escrow Agreement, instructing the Escrow Agent to disburse from the Deposit-PPA Escrow Account to Seller an amount equal to the Deposit, less the sum of (A) the Adjustment Escrow Amount and (B) the Severance Escrow Amount; (ii) FIRPTA Certificate. A duly completed and executed IRS Form W-9 with respect to Seller (or, if Seller is disregarded as an entity separate from another Person for U.S. federal income Tax purposes, such other Person); (iii) Assignment of Interests. A counterpart of the Assignment of Interests, duly executed by Seller; (iv) Resignations. Duly executed resignations of all of the directors, managers and officers of the Company Group, including those listed on Schedule 9.2(b)(iv) of the Seller Disclosure Schedule, effective as of the Closing or evidence of the removal of such directors, managers and officers effective as of the Closing, in substantially the form attached hereto as Exhibit G; (v) Payoff Letters; Lien Releases. Copies of duly executed, customary payoff letters and other instruments evidencing the termination, repayment and release of all Specified Debt, which shall reflect the amount (including all principal, interest, fees, prepayment premiums and penalties, if any) necessary to satisfy in full all Specified Debt, and any Liens granted with respect thereto, the effectiveness of which is conditioned only on the occurrence of the Closing hereunder, including releases of all Liens set forth on Schedule 9.2(b)(v) of the Seller Disclosure Schedule, and authorizations to file UCC-3 termination statements in all applicable jurisdictions to evidence the release of such Liens, in each case in form and substance reasonably satisfactory to Buyer; (vi) Closing Certificate. A certificate, dated as of the Closing Date, signed by a Responsible Officer of Seller certifying that the conditions set forth in Section 8.2(a), 8.2(b) and 8.2(d) have been satisfied; (vii) Mutual Release. A counterpart of the Mutual Release, duly executed by Seller; (viii) Consents. Duly executed copies of all consents and approvals required for the consummation of the transactions contemplated by this Agreement and the Transaction Documents and set forth on Schedule 9.2(b)(viii) of the Seller Disclosure Schedule (the

58 “Required Approvals”) in each case in form and substance reasonably satisfactory to Buyer; (ix) Good Standing Certificates. Good standing certificates or the equivalent for Seller and each Company Group Member from the applicable Secretaries of State of each of their respective jurisdictions of formation, in each case, dated within ten (10) days of the Closing Date; and (x) Officer’s Certificate. A certificate from a duly authorized officer of Seller certifying to and providing (A) copies of the Company Group’s Organizational Documents as in effect at the Closing (including all amendments thereto); and (B) resolutions from the board of managers, members, managing member or similar governing body of Seller duly authorizing and approving the execution and delivery of this Agreement and the other Transactions Documents and the consummation of the transactions contemplated herein and therein. ARTICLE X TERMINATION RIGHTS Section 10.1 Termination Rights. This Agreement and the transactions contemplated herein may be terminated at any time prior to the Closing as follows (by written notice from the terminating Party to the other Party, specifying the provision hereof pursuant to which such termination is made) (the date of any permitted termination of this Agreement under this Section 10.1, the “Termination Date”): (a) by mutual written consent of the Parties; (b) by either Party, if any Governmental Authority of competent jurisdiction has enacted, promulgated, issued, entered, enforced or adopted any Law or issued any Order, in any case, that is final and non-appealable and that has not been vacated, withdrawn or overturned (other than a temporary restraining order), enjoining, restraining, preventing, prohibiting or otherwise making illegal the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a Party if the enactment, promulgation, issuance, entry, enforcement or adoption of such Law or issuance of such Order was primarily due to the failure of such Party to perform or comply with any of its obligations under this Agreement; (c) by Seller, if Seller is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or obligation of Buyer in this Agreement that would give rise to the failure of satisfaction of any of the conditions in Section 8.1 or Section 8.3 on or prior to the Outside Date (other than through Seller’s failure to comply with its obligations under this Agreement), and such breach, if curable, is not cured within thirty (30) days after receipt of written notice thereof from Seller; provided, however, that if, at the end of such 30-day period, Buyer is proceeding in good faith to cure such breach, Buyer shall have an additional thirty (30) days from the end of such 30- day period to effect such cure (or any shorter period of time that remains between the date Seller provides written notice of such violation or breach and the Outside Date);

59 (d) by Buyer, if Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or obligation of Seller in this Agreement that would give rise to the failure of satisfaction of any of the conditions in Section 8.1 or Section 8.2 on or prior to the Outside Date (other than through Buyer’s failure to comply with its obligations under this Agreement), and such breach, if curable, is not cured within thirty (30) days after receipt of written notice thereof from Buyer; provided, however, that if, at the end of such 30-day period, Seller is proceeding in good faith to cure such breach, Seller shall have an additional thirty (30) days from the end of such 30- day period to effect such cure (or any shorter period of time that remains between the date Buyer provides written notice of such violation or breach and the Outside Date); (e) by either Party, if the Closing has not occurred on or prior to the Outside Date, unless such failure of the Closing to occur on or prior to the Outside Date is due to such Party’s failure to perform or comply with any of its obligations under this Agreement will have been the primary cause of, or will have resulted in, the failure of the Closing to occur on or before the Outside Date; provided, however, that if remedies pursuant to Section 11.18 have not been exercised or enforced with respect to such Party’s failure to perform or comply with any of its obligations under this Agreement within sixty (60) days of the Outside Date, then such Party shall be entitled to terminate this Agreement pursuant to this Section 10.1(e) notwithstanding the foregoing. (f) by Buyer pursuant to Section 7.15 (Casualty and Condemnation); (g) by Seller pursuant to Section 7.15 (Casualty and Condemnation); (h) by Seller (if Seller is not then in material breach of any provision of this Agreement), upon written notice to Buyer, if (i) all of the conditions set forth in Section 8.1 or Section 8.3 shall have been previously satisfied (other than any condition the failure of which to be satisfied is attributable to a breach by Buyer of its representations, warranties, covenants or agreements contained herein and other than conditions that, by their nature, are to be satisfied at the Closing and which were, as of such date, capable of being satisfied), (ii) Seller has committed in such written notice that it is ready, willing and able to consummate the Closing and (iii) Buyer has failed to consummate the transactions contemplated by this Agreement within three Business Days after receipt of such notice from Seller; provided, that in the event of this Section 10.1(h), subject to Section 10.2(b)(ii), if (x) the Debt Financing has not been funded and Buyer is not capable of causing the Debt Financing Sources to fund the Debt Financing after Buyer’s compliance with Section 7.19(a) and, if applicable, Section 7.19(d), and in each case such failure to fund or cause such funding is not caused directly or indirectly by the failure of the Outrigger Acquisition (as defined in the Purchase Agreements) to occur for any reason and (y) Buyer has satisfied the condition set forth in Section 8.3(b), then Seller’s sole remedy in such event shall be to terminate this Agreement and receive the Deposit in lieu of any other damages or remedies available at Law or in equity, including any right of specific performance or other equitable relief pursuant to Section 11.18; or (i) by Seller upon (x) the expiration or termination of any of the Debt Commitment Letters prior to the execution and delivery of the Purchase Agreements by all parties thereto and

60 the effectiveness of the Purchase Agreements or (y) the expiration or termination of any Purchase Agreement prior to the funding in full of the Debt Financing by the Debt Financing Sources. Section 10.2 Effect of Termination. (a) If either Party terminates this Agreement pursuant to Section 10.1, the Parties’ respective obligations and liabilities under this Agreement shall terminate and become void ab initio; provided, however, that this Section 10.2, Section 7.3, Section 7.7, Section 7.12(h), and Article XI (other than Section 11.18), and such of the defined terms set forth on Exhibit A to give context to such Sections and Articles, shall remain in full force and effect and shall survive any termination of this Agreement notwithstanding anything to the contrary herein. For the avoidance of doubt, no termination of this Agreement shall terminate, or otherwise limit or restrict the rights and remedies in or available under, the Confidentiality Agreements. (b) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated by Buyer pursuant to Section 10.1(d) or Section 10.1(e) and at the time Buyer had the right to terminate this Agreement pursuant to Section 10.1(d), then provided that Buyer is not also in material breach of this Agreement at such time, which such breach resulted in or is the cause of a failure of the conditions in Section 8.1 or Section 8.3 to be satisfied, Buyer may deliver written notice to Seller in accordance with this Agreement that Buyer has elected to terminate this Agreement and then be entitled to receive the Deposit andshall Buyer the Parties acknowledge and agree that in such circumstance (A) the amount of the Deposit represents the Parties’ reasonable estimate of Buyer’s actual damages and the extent of actual damages is difficult and impracticable to ascertain, (B) the return of the Deposit as liquidated damages is reasonable and does not constitute a penalty and (C) the return of the Deposit shall be the sole and exclusive remedy of Buyer in lieu of any other damages or remedies available at Law or in equity, including any right of specific performance or other equitable relief pursuant to Section 11.18, and if this Agreement is terminated by Seller pursuant to pursuant to (i) Section 10.1(c), (ii) Section 10.1(e) and at the time Seller had the right to terminate this Agreement pursuant to Section 10.1(c) or (iii) Section 10.1(h) or Section 10.1(i), then provided that Seller is not also in material breach of this Agreement at such time, which such breach resulted in or is the cause of a failure of the conditions in Section 8.1 or Section 8.2 to be satisfied, Seller may deliver written notice to Buyer in accordance with this Agreement that Seller has elected to terminate this Agreement and, then the Seller shall be entitled to receive the Deposit, and the Parties acknowledge and agree that in such circumstance (A) the amount of the Deposit represents the Parties’ reasonable estimate of Seller’s actual damages and the extent of the actual damages is difficult and impracticable to ascertain, (B) the retention of the Deposit as liquidated damages is reasonable and does not constitute a penalty and (C) the retention of the Deposit shall be the sole and exclusive remedy of Seller in lieu of any other damages or remedies available at Law or in equity, including any right of specific performance or other equitable relief pursuant to Section 11.18. (c) Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated for any reason other than as specified in Section 10.2(b), Buyer shall be entitled to receive the Deposit, and the Parties acknowledge and agree that in such circumstance (A) the amount of the Deposit represents the Parties’ reasonable estimate of Buyer’s actual damages and the extent of the actual damages is difficult and impracticable to ascertain, (B) the retention of the Deposit as liquidated damages is reasonable and does not constitute a penalty and (C) the retention

61 of the Deposit shall be the sole and exclusive remedy of Buyer in lieu of any other damages or remedies available at Law or in equity, including any right of specific performance or other equitable relief pursuant to Section 11.18. (d) In the event Seller or Buyer is entitled to receive the Deposit pursuant to this Section 10.2, each of Seller and Buyer covenants and agrees, such Party shall promptly, and in any event within three (3) Business Days, execute and deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to disburse from the Deposit-PPA Escrow Account to Seller or Buyer, as applicable, an amount equal to the Deposit. (e) UPON THE APPLICABLE PARTY’S RECEIPT OF THE DEPOSIT, SUCH PARTY (ON ITS BEHALF AND ON BEHALF OF ITS AFFILIATES) RELEASES THE OTHER PARTY AND ITS AFFILIATES, WAIVES ANY RIGHT OF RECOVERY FOR AND AGREES NOT TO SEEK ANY RECOVERY FOR ANY LOSS SUFFERED AS A RESULT OF ANY BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT IN THIS AGREEMENT OR ANY OTHER AGREEMENT RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY, THE FAILURE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT TO BE CONSUMMATED, OR IN RESPECT OF ANY ORAL REPRESENTATION OR AGREEMENT MADE OR ALLEGED TO HAVE BEEN MADE IN CONNECTION HEREWITH. ARTICLE XI MISCELLANEOUS Section 11.1 No Survival; Sole and Exclusive Remedy. None of the representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at Law or in equity) with respect thereto shall terminate at the Closing. Notwithstanding the foregoing, this Section 11.1 shall not affect the time periods during which Buyer may make a claim in the event of Fraud and shall not otherwise affect the time periods during which Buyer may make a claim under, or otherwise limit any claim made by Buyer under, the R&W Policy. If the Closing occurs, in the case of any covenants or agreements of Seller and Buyer, as applicable, under this Agreement, to be performed prior to the Closing, such covenants and agreements shall terminate at Closing and all covenants and agreements to be performed on or after the Closing shall survive until fully performed or performance is no longer required. Except in the case of (i) any covenant or agreement of Seller contained in this Agreement that expressly survives the Closing in accordance with this Section 11.1 or (ii) Fraud, the Buyer’s sole and exclusive remedy following the Closing shall be the R&W Policy. Section 11.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of Law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Notwithstanding anything to the contrary contained herein, the parties hereto further agree that New York State or United States Federal courts sitting in New York County, State of New York shall have exclusive jurisdiction over any action brought against any Debt Financing Source in connection with the transactions contemplated under this Agreement.

62 Section 11.3 Consent to Jurisdiction. The Parties irrevocably submit to the exclusive jurisdiction of any federal court located in New Castle County, Delaware, for the purposes of any Proceeding arising out of this Agreement or the transactions contemplated hereby (and each agrees that no such Proceeding relating to this Agreement or the transactions contemplated hereby shall be brought by it except in such courts). The Parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in any federal court located in New Castle County, Delaware or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each Party also agrees that any final and non-appealable judgment against a Party in connection with any Proceeding shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence. Section 11.4 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, PROCEEDING OR COUNTERCLAIM ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT, THE DEBT COMMITMENT LETTERS OR THE SUBJECT MATTER HEREOF OR THEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.4 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. Section 11.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement executed by both Parties (or their permitted successors and assigns) and expressly identified as an amendment or modification. Section 11.6 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Section 11.7 Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable overnight delivery service or other courier or by certified mail, postage prepaid, return receipt requested, or by e- mail, and shall be deemed to have been duly given (a) as of the date of delivery if delivered personally or by overnight delivery service or other courier, or by e-mail (if delivered prior to 5 p.m. or, if thereafter, then as of the next day), or (b) on the date receipt is acknowledged if delivered by certified mail, addressed as follows; provided, that a notice of a change of address shall be effective only upon receipt thereof:

63 If to Seller to: Sterling Investment Holdings LLC c/o Morgan Stanley Capital Partners 1585 Broadway, Floor 23 New York, NY 10036 Attention: Robert Lee Email: Robert.Lee@morganstanley.com with a copy (which shall not constitute notice) to: Vinson & Elkins LLP 845 Texas Avenue Suite 4700 Houston, TX 77002 Attention: Matthew R. Falcone Email: mfalcone@velaw.com If to Buyer to: Summit Midstream Holdings, LLC 910 Louisiana Street, Suite 4200 Houston, TX 77002 Attention: James Johnston Email: james.johnston@summitmidstream.com with a copy (which shall not constitute notice) to: Locke Lord LLP 600 Travis Street Suite 2800 Houston, Texas 77002 Attention: H. William Swanstrom Jennie Simmons Email: bswanstrom@lockelord.com Jennie.simmons@lockelord.com Section 11.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither Party may assign or transfer this Agreement or any of its rights, interests or obligations under this Agreement without the prior written consent of the other Party; provided, however, that, after the Closing, the Buyer may assign all of its rights under this Agreement for collateral security purposes to any Debt Financing Source without consent of Seller. Any attempted assignment or transfer in violation of this Agreement shall be null, void and ineffective. Section 11.9 Third Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than Buyer and Seller to any claim, cause of action, remedy or right of any kind,

64 except the rights expressly provided to the Persons described in Section 6.2, Article VII and Section 11.17, in each case, only to the extent such rights are exercised or pursued, if at all, by Seller or Buyer acting on behalf of such Person (which rights may be exercised in the sole discretion of the applicable Party hereunder). Notwithstanding the foregoing: the Parties reserve the right to amend, modify, terminate, supplement, or waive any provision of this Agreement or this entire Agreement without the consent or approval of any other Person and no Party hereunder shall have any direct liability to any permitted third-party beneficiary, nor shall any permitted third-party beneficiary have any right to exercise any rights hereunder for such third-party beneficiary’s benefit except to the extent such rights are brought, exercised and administered by a Party hereto. Section 11.10 Entire Agreement. Except for the Confidentiality Agreements, this Agreement (together with the Disclosure Schedules and the Exhibits and Annexes attached hereto) and the other Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to such subject matter. Section 11.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. Section 11.12 Representation by Counsel. Each Party agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and the documents referred to herein, and that it has executed the same upon the advice of such independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of both Parties and may not be construed against either Party by reason of its preparation. Therefore, the Parties waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Section 11.13 Disclosure Schedules. The inclusion of any information (including dollar amounts) in any Section of the Seller Disclosure Schedule shall not be deemed to be an admission or acknowledgment by Seller that such information is required to be listed on such Section of the Seller Disclosure Schedule or is material to or outside the ordinary course of the business of Seller or the Company Group. The information contained in this Agreement, the Exhibits and the Seller Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in this Agreement, the Exhibits or the Seller Disclosure Schedule shall be deemed to be an admission by any Party to any third Person of any matter whatsoever (including any violation of a legal requirement or breach of contract). Any exception, qualification or other disclosure set forth on the Seller Disclosure Schedule with respect to a particular representation, warranty or covenant contained in this Agreement shall be deemed to be an exception,

65 qualification or other disclosure with respect to all other representations, warranties and covenants contained in this Agreement to the extent any description of facts regarding the event, item or matter disclosed is adequate so as to make reasonably apparent on its face that such exception, qualification or disclosure is applicable to such other representations, warranties or covenants whether or not such exception, qualification or disclosure is so numbered. Section 11.14 Facsimiles; Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Either Party’s delivery of any executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Agreement in the presence of the other Party, and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. Section 11.15 Privileged Communications. As to all communications among Vinson & Elkins L.L.P., on the one hand, and Seller, the Company Group, or their Affiliates and Representatives, on the other hand, that relate in any way to the transactions contemplated by this Agreement that constitute attorney-client privileged communications or are otherwise privileged under applicable Law (collectively, the “Privileged Communications”), the privilege and the expectation of client confidence belongs to Seller and may be controlled by Seller and shall not pass to or be claimed by Buyer, the Company Group or any of their respective Affiliates. The Privileged Communications are the property of Seller, and from and after the Closing Date, none of Buyer, the Company Group or any of their respective Affiliates, nor any Person purporting to act on behalf of Buyer, the Company Group or any of their respective Affiliates will seek to obtain such Privileged Communications, whether by seeking a waiver of the privilege or through other means. As to any such Privileged Communications prior to the Closing Date, none of Buyer, the Company Group or any of their respective Affiliates, successors or assigns, may disclose, use or rely on any of the Privileged Communications after the Closing; provided, however, the foregoing shall not restrict the ability of Buyer, the Company Group or any of their respective Affiliates to challenge the fact that any communication is a Privileged Communication (other than as a result of Buyer becoming the owner of the Acquired Interests). The Privileged Communications may be used by Seller and its respective Affiliates in connection with any dispute that relates in any way to the transactions contemplated by this Agreement. Notwithstanding the foregoing, in the event that a dispute arises between Buyer, the Company Group and a third Person (other than a Party to this Agreement or any of such Party’s respective Affiliates) after the Closing, the Company Group may assert the privilege to prevent disclosure of the Privileged Communications to such third Person; provided, however, that the Company Group may not, unless required by applicable Law, waive such privilege without the prior written consent of Seller. Section 11.16 Certain Waivers. Buyer and the Company Group agree, on their own behalf and on behalf of each of their respective members, owners, directors, officers, employees, consultants, permitted assigns and Affiliates (including the Company Group following the Closing), that, following the Closing, Vinson & Elkins L.L.P. may serve as counsel to Seller and its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, including any dispute arising out of or relating to this Agreement and the transactions contemplated hereby, notwithstanding any representation by Vinson & Elkins L.L.P. of the Company Group prior to the Closing Date. Buyer, the Company Group, and their respective

66 Subsidiaries hereby (a) consent to Vinson & Elkins L.L.P.’s representation of Seller and its Affiliates in connection with any matters related to this Agreement and the transactions contemplated hereby, and (b) waive any claim it has or may have that Vinson & Elkins L.L.P. has a conflict of interest or is otherwise prohibited from engaging in such representation of Seller, including any claim based on any representation by Vinson & Elkins L.L.P. of Seller and the Company Group prior to the Closing. Section 11.17 Affiliate Liability. Each of the following is herein referred to as a “Non- Recourse Party”: (a) any direct or indirect holder of Equity Interests or securities in Seller (whether limited or general partners, members, stockholders or otherwise), including MS Capital Partners Adviser Inc., its Affiliates and any investment fund or other Person organized by or managed by any of the foregoing Persons, (b) any director, officer, employee, Representative or agent of (i) Seller, and/or (ii) any Person who is listed in subpart (a) or who controls Seller, all prior to the Execution Date, or (c) any portfolio company of any Person described in subpart (a) or (b) (other than Seller, the Company Group or any Person controlled by Seller or the Company Group). No Non-Recourse Party shall have any liability or obligation to Buyer, its Affiliates or any of their respective members, owners, directors, officers, employees, consultants and permitted assigns (collectively, the “Buyer Group”), of any nature whatsoever in connection with or under this Agreement, or the transactions contemplated herein, and Buyer, for itself and on behalf of the Buyer Group, hereby waives and releases all claims of any such liability and obligation. This Agreement may only be enforced against, and any dispute, controversy, matter or claim based on, related to, or arising out of this Agreement, or the negotiation, performance, or consummation of this Agreement, may only be brought against, the entities that are expressly named as Parties, and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Recourse Party is expressly intended as a third-party beneficiary of this Section 11.17. Section 11.18 Specific Performance. Each Party hereby acknowledges and agrees that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Party shall sustain irreparable harm for which it would be without an adequate remedy at Law. Subject to Article X, if any Party violates or fails or refuses to perform any covenant or agreement made by such Party herein, the non-breaching Party, subject to the terms hereof and in addition to any remedy at Law for damages or other relief permitted under this Agreement, may (at any time prior to the valid termination of this Agreement pursuant to Article X) institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief, without the necessity of proving actual damages or posting of a bond. If any Proceeding is brought in equity to enforce such covenants or agreements, neither Party shall allege, and each Party hereby waives, the defense or counterclaim that there is an adequate remedy at Law. Section 11.19 Time is of the Essence. This Agreement contains a number of dates and times by which performance or exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date and time applicable to it on the basis that its late action

67 constitutes substantial performance. Without limiting the foregoing, time is of the essence in this Agreement. Section 11.20 Debt Financing Sources. Notwithstanding anything to the contrary contained herein, the Seller (in each case on behalf of itself and any of its Affiliates, including the Company Group and its and their directors, officers, employees, agents and representatives) hereby waives any rights or claims against any Debt Financing Source (in its capacity as such) in connection with this Agreement, the Debt Commitment Letters, the Debt Financing, any transaction contemplated hereunder or thereunder or in respect of any other document whether under law or equity (whether in tort, contract or otherwise) or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith and the Company Group and the Seller (in each case on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) agrees not to commence any action or proceeding against any Debt Financing Source (in its capacity as such) in connection with this Agreement, the Debt Commitment Letters (including any of their respective successors and assigns), the Debt Financing, any transaction contemplated hereunder or thereunder or in respect of any other document whether under law or equity (whether in tort, contract or otherwise) and agrees to cause any such action or proceeding asserted by such Seller (on behalf of itself and any of its Affiliates, directors, officers, employees, agents and representatives) in connection with this Agreement, the Debt Commitment Letters, the Debt Financing, any transaction contemplated hereunder or thereunder or in respect of any other document whether under law or equity (whether in tort, contract, or otherwise) against any such Debt Financing Source to be dismissed or otherwise terminated; provided that the foregoing shall not be construed to preclude (x) the exercise of any rights that the Buyer or any of its Affiliates may have under the Debt Commitment Letters or any definitive documentation with respect to the Debt Financing or (y) the exercise of any rights that the Seller, the Company Group and their respective Affiliates may have with respect to the Buyer and its Affiliates hereunder. [Signature pages follow]

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its respective duly authorized officers as of the date first above written. SELLER: STERLING INVESTMENT HOLDINGS LLC By: ____________________________________ Name: ____________________________________ Title: ____________________________________

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT BUYER: SUMMIT MIDSTREAM HOLDINGS, LLC By: ____________________________________ Name: ____________________________________ Title: ____________________________________

A-1 EXHIBIT A DEFINITIONS “Accounting Firm” is defined in Section 2.4(c). “Accounting Principles” means GAAP, except as set forth on Schedule 4.7(b) of the Seller Disclosure Schedule. “Acquired Interests” is defined in the recitals of this Agreement. “Acquisition Proposal” is defined in Section 7.16(a)(i). “Adjusted Purchase Price” is defined in Section 2.2. “Adjustment Escrow Amount” means $2,500,000. “Adjustment Escrow Funds” means the Adjustment Escrow Amount, plus all interest accruing thereon. “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person; provided, however, that in no event shall (a) any Affiliate of Seller, other than the Company Group, be deemed an Affiliate of the Company Group (other than for purposes of Section 7.7 (Public Statements), Section 7.10 (R&W Policy), Section 7.13 (Confidentiality), Section 7.16 (Exclusivity), Section 11.17 (Affiliate Liability) and the definition of Non-Recourse Party therein) or (b) any Affiliate of Seller that is an operating or portfolio company be deemed an Affiliate of Seller. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. The Company Group shall be considered Affiliates of Seller prior to the Closing and Affiliates of Buyer after the Closing. “Affordable Care Act” is defined in Section 4.14(a). “Agreement” is defined in the preamble to this Agreement. “Allocation” is defined in Section 2.5. “Alternate Financing” is defined in Section 7.19(d). “Anti-Money Laundering Laws” is defined in Section 5.7. “Assets” means all of the assets, properties, contractual rights, and rights and claims, of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, owned or leased by Company Group, including those assets and properties set forth on Schedule A. “Assignment of Interests” is defined in Section 9.2(a)(iii).

A-2 “Balance Sheet Date” means June 30, 2022. “Business” means the business and operations of the Company Group, including the ownership, operation and maintenance by the Company Group of the Assets and other activities conducted by the Company Group that are incidental thereto, in each case, as owned, operated and maintained as of the Execution Date. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or obligated to be closed by applicable Laws. “Business Employees” means the individuals employed by a Company Group Member. “Buyer” is defined in the preamble to this Agreement. “Buyer Disclosure Schedule” means the disclosure schedule to this Agreement prepared by Buyer and delivered to Seller on the Execution Date, as may be supplemented in accordance with the terms of this Agreement. “Buyer Fundamental Representations” is defined in Section 8.3(a)(i). “Buyer Group” is defined in Section 11.17. “Buyer Material Adverse Effect” means any effect, event, change, occurrence, condition, fact, circumstance or development (whether or not foreseeable or known as of the date of the Closing or covered by insurance) that, individually or in the aggregate with any such other effects, events, changes, occurrences, conditions, facts, circumstances or developments, has had or would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated herein, including payment of the Unadjusted Purchase Price; provided, however, that “Buyer Material Adverse Effect” shall not include any effect, event, change, occurrence, condition, fact, circumstance or development, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which Buyer operates, including prices for oil, natural gas or natural gas liquids; (c) any changes in financial or securities markets in general and any fluctuations in currency exchange rates; (d) acts of war (whether or not declared), armed hostilities or terrorism (including cyberterrorism), or the escalation or worsening thereof; (e) acts of God, earthquakes, any weather-related or other force majeure event or natural disasters; (f) any action required or permitted by this Agreement; (g) any changes in applicable Laws or accounting rules, including GAAP or regulatory accounting requirements or interpretations thereof; (h) matters set forth in the Schedules; (i) the entry into, public announcement, pendency or completion of the transactions contemplated by this Agreement; (j) any effect resulting from any action taken by Seller or any Affiliate of Seller; (k) action taken by Buyer or any Affiliate of Buyer, with Seller’s written consent or that is otherwise permitted or prescribed hereunder or (l) effects of pandemics or epidemics (including the COVID-19 pandemic); provided, however, except to the extent such effects directly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a), (b), (d), (e), (f), (g) or (l) disproportionately adversely affect Buyer, taken as a whole, as compared to other similarly situated participants operating in the oil and gas exploration, development or production industry in the region in which Buyer operates (in which

A-3 case, only the incremental disproportionate effect or effects may be taken into account in determining whether there has been or would reasonably be expected to have a Buyer Material Adverse Effect). “Buyer Parent” means Summit Midstream Partners, LP. “Cares Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended, and applicable rules, requests, guidelines, directives, or regulations thereunder or issued by the United States Small Business Association or any other Governmental Authority in connection therewith, as in effect from time to time. “Cash” means all cash (including restricted cash) and cash equivalents (including marketable securities) of the Company Group and shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit for the account of the applicable Person. “Closing” is defined in Section 9.1. “Closing Cash” means Cash as of the Measurement Time as determined in accordance with the Accounting Principles and without giving effect to the transactions contemplated by this Agreement. “Closing Cash Payment” means an amount equal to (a) the Estimated Adjusted Purchase Price less (b) (i) the Deposit and (ii) the Specified Debt. “Closing Date” is defined in Section 9.1. “Closing Debt” means the aggregate amount of Debt of the Company Group as of the Measurement Time as determined in accordance with the Accounting Principles and without giving effect to the transactions contemplated by this Agreement. “COBRA” is defined in Section 4.14(e). “Code” means the Internal Revenue Code of 1986, as amended. “Company Group” is defined in the recitals of this Agreement. “Company Group Member” is defined in the recitals of this Agreement. “Company Plan” means any Plan established, maintained, contributed to, or required to be contributed to by a member of the Company Group to provide compensation or benefits to any current or former employee, co-employee, independent contractor, officer or director of a member of the Company Group or any beneficiary or dependent thereof, or under which a member of the Company Group has any liability; provided, however, that an PEO Plan shall not be considered to be a Company Plan. “Condemnation Value” is defined in Section 7.15(a).

A-4 “Confidential Information” means any confidential, non-public information about the Company Group, the Acquired Interests, the Business or the Assets. “Confidentiality Agreements” means (a) that certain Confidentiality Agreement, dated October 27, 2021, between Seller and Buyer Parent together with (b) that certain Confidentiality Agreement, dated April 27, 2022, between Buyer Parent and MS Capital Partners Adviser Inc. “Continuing Employee” is defined in Section 7.12(b). “Contract” means any written agreement, lease, license, note, evidence of indebtedness, mortgage, security agreement, legally binding commitment or bid, understanding, instrument or other legally binding arrangement. “Corporate Encumbrances” means (a) any transfer restrictions imposed by federal and state securities Laws, (b) any transfer restrictions contained in the Organizational Documents of any Company Group Member existing as of the Execution Date or (c) Liens in connection with this Agreement arising by, through or under Buyer or any of its Affiliates. “Creditors’ Rights” is defined in Section 3.2(b). “D&O Claim” is defined in Section 7.1(a). “D&O Indemnified Parties” is defined in Section 7.1(a). “Data Rooms” shall mean, collectively, the “Intralinks” data site maintained by Seller and its Representatives in connection with the transactions completed in this Agreement, available at https://services.intralinks.com/web/index.html?#workspace/11431505/documents and the TPH Data Rooms. “Debt” of any Person means at any date, regardless of whether contingent, (a) all indebtedness for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money (including all principal, accrued interest, premiums, penalties, termination fees or breakage fees but excluding trade accounts payable incurred in the ordinary course of business) whether or not represented by bonds, debentures, notes or other securities (and whether or not convertible into any other security), including the amount drawn on any performance bond or letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, (b) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security (and whether or not convertible into any other security), (c) indebtedness for borrowed money secured by a Lien on assets or properties of such Person, (d) reimbursement and other obligations with respect to letters of credit and bankers’ acceptances and letters of guaranty or similar instruments, to the extent drawn upon, (e) any obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property that would be capitalized under GAAP, (f) any liabilities in respect of deferred purchase price for any asset, property, business or services with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise for additional purchase price (including any earn-outs or vehicle loans and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such

A-5 Person, but excluding trade accounts payable and any lease bonus, shut-in royalties or similar payments), (g) any deferred revenue obligations arising from customer prepayments or deposits, (h) guarantees with respect to any indebtedness or other obligation of any other Person of a type described in clauses (a) through (h) above and all fees, expenses, penalties, premiums, breakage costs and accrued interest related to any of the foregoing (including prepayment penalties, premiums or fees required to be paid in connection with the prepayment of any of the foregoing). For the avoidance of doubt, and notwithstanding the foregoing, Debt shall not include (i) trade payables included in the Net Working Capital calculation, (ii) any obligations under any performance bond, appeal bond, letter of credit or similar instrument to the extent undrawn or uncalled as of the Execution Date, (iii) any Debt between a member of the Company Group, on one hand, and another member of the Company Group, on the other hand, which shall be listed on Schedule 1.1(b) of the Seller Disclosure Schedules, (iv) any Debt incurred by Buyer and its Affiliates on the Closing Date to finance the transaction contemplated hereby or post-Closing operations (and subsequently assumed by any member of the Company Group), (v) any endorsement of negotiable instruments for collection in the ordinary course of business, or (vi) any royalty amounts specifically described in and payable pursuant to that certain Asset Purchase and Sale Agreement dated as of October 12, 2016, by and among Christopher P. Dietzler, Poudre Valley Capital LLC, Dietzler Ranch and Cattle Co. LLC and Centennial Water Pipelines LLC. “Debt Commitment Documents” means, collectively, the Debt Commitment Letters, the Purchase Agreements and the Temporary Notes Indenture. “Debt Commitment Letters” means, collectively, each executed commitment letter, dated as of the date hereof, including the annexes, exhibits and schedules thereto and as amended from time to time after the date hereof in accordance with this Agreement, from the financial institution identified therein, pursuant to which such financial institution has committed, subject to the terms and conditions set forth therein and in the amounts set forth therein, to purchase notes issued by the Buyer or an Affiliate thereof for the purposes of financing the transactions contemplated hereby and related fees and expenses. “Debt Financing” means the commitments to purchase mirror bonds pursuant to the Debt Commitment Letters. “Debt Financing Source” means each financial institutions identified in a Debt Commitment Letter as a Commitment Party. “Dedicated Interest” is defined in Section 4.20. “Deposit” is defined in Section 2.3. “Deposit-PPA Escrow Account” is defined in Section 2.3. “Derivative Financial Instrument” shall mean any Contract to which any Company Group Member is a party with respect to any swap, forward, put, call, floor, cap, collar, future or derivative transaction or option or similar hedge transaction, including any and all agreements, confirms, confirmations and transactions under, or entered in pursuant to, any of the foregoing.

A-6 “Disclosure Schedules” means each of the Buyer Disclosure Schedules and Seller Disclosure Schedules. “Employment Agreements” is defined in Section 7.12(a). “Environmental Laws” means any and all Laws pertaining to prevention of pollution, protection of the environment (including wildlife and natural resources), remediation of contamination (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.) and workplace exposure to Hazardous Substances. “Equity Interests” means capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distribution of assets of, the issuing entity. “Equity Securities” means (a) Equity Interests, (b) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to acquire, any Equity Interests and (c) securities convertible into or exercisable or exchangeable for Equity Interests. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any trade or business (whether or not incorporated) that together with the Company Group has ever been deemed to be a “single employer” within the meaning of Section 4001 of ERISA or Section 414 of the Code. “Escrow Agent” means Citibank, N.A., or any successor thereto. “Escrow Agreement” means an Escrow Agreement, by and among Buyer, Seller and the Escrow Agent, in substantially the form attached hereto as Exhibit F. “Estimated Adjusted Purchase Price” is defined in Section 2.4(b). “Estimated Closing Cash” is defined in Section 2.4(b). “Estimated Closing Debt” is defined in Section 2.4(b). “Estimated Net Working Capital” is defined in Section 2.4(b). “Estimated Settlement Statement” is defined in Section 2.4(b). “Estimated Transaction Expenses” is defined in Section 2.4(b). “Event of Loss” means a fire, explosion, hurricane, storm surge, natural disaster or other act of God. “Execution Date” is defined in the preamble to this Agreement. “Expiration Date” means (a) with respect to the Debt Financing set forth in the Debt Commitment Letters in effect on the Execution Date, “Expiration Date” as defined in the Debt

A-7 Commitment Letters as in effect on the Execution Date and (b) with respect to any Alternate Financing, if applicable, the earlier of (i) the date on which Debt Financing thereunder expires or otherwise terminates in accordance with the applicable New Commitment Documents and (ii) the Closing Date. “Final Adjusted Purchase Price” is defined in Section 2.4(d). “Final Settlement Statement” is defined in Section 2.4(c). “Financial Statements” are defined in Section 4.7(a). “Fraud” means actual fraud by a Party with regard to the representations and warranties made by such Party in this Agreement (as modified by the applicable disclosure schedule), which involves a knowing and intentional material misrepresentation by such Party of such representations or a knowing and intentional material concealment of facts with respect to such representations, with the intent of inducing any other Party to enter into this Agreement and such Party to this Agreement to whom such representation was made suffered injury as a direct result of relying upon such representation (as opposed to any fraud claim based on constructive knowledge, recklessness, negligent misrepresentation or a similar theory under applicable law). “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, governmental authority, body, commission, department, board, court, tribunal, arbitration body or authority of the United States or any foreign country, or any federal, state, local, municipal, tribal or other governmental subdivision thereof. “Governmental Consents” is defined in Section 3.4. “Hazardous Substances” means each substance, waste or material regulated, defined, designated or classified as hazardous or toxic, or as a pollutant or contaminant under any Environmental Law, including NORM; provided, that the term Hazardous Substances shall be deemed not to include petroleum, petroleum products, natural gas or natural gas liquids that have not been abandoned, disposed of, emitted or released into the environment. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Intellectual Property” means all United States and foreign intellectual property rights, including: (a) patents and patent applications, including all reissuances, continuations, continuations-in-part, divisions, supplementary protection certificates, extensions and re- examinations thereof; (b) trademarks, service marks, logos, designs, trade names, trade dress, Internet domain names, and registrations and applications therefore, including the associated goodwill therewith; (c) copyrights, other rights in copyrightable works of authorship and registrations and applications therefore; (d) trade secrets, know-how, and other rights in confidential and proprietary information; and (e) the right to sue and collect damages for any past, present, and future infringement, misappropriation, or other violation of any of the foregoing.

A-8 “IRS” means the United States Internal Revenue Service. “Knowledge” means (a) with respect to Seller, the actual knowledge of David B. Kenyon and Chadwick T. Leavitt, in each case, after reasonable due inquiry of the Persons immediately supervised and/or managed by each such identified Persons and (b) with respect to Buyer, the actual knowledge of Heath Deneke and William Mault in each case, after reasonable due inquiry of the Persons immediately supervised and/or managed by each such identified Persons. “Law” means any law, statute, code, ordinance, order, rule, rule of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority. “Leased Real Property” is defined in Section 4.6(b). “Liabilities” shall mean any and all claims, Debt, obligations, deficiencies, payments, charges, demands, judgments, assessments, liabilities (INCLUDING STRICT LIABILITIES), losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith, regardless of whether such matters would be required to be disclosed on a balance sheet prepared in accordance with GAAP, whether asserted or unasserted, accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable and whether due or become due and regardless of when asserted. “Lien” means, with respect to any property or asset, any mortgage, deed of trust, assessment, pledge, security interest, lien, option, encroachment, easement, defect in title, warranty, purchase right, lease, claim or other similar burden or other similar property interest or encumbrance in respect of such property or asset. “Material Adverse Effect” means any effect, event, change, occurrence, condition, fact, circumstance or development (whether or not foreseeable or known as of the date of the Closing or covered by insurance) that, individually or in the aggregate with any such other effects, events, changes, occurrences, conditions, facts, circumstances or developments, has had or would reasonably be expected to have (a) a material adverse effect on the businesses, assets, financial conditions, liabilities or results of operations of the Company Group, taken as a whole or (b) a material adverse effect on the ability of Seller to consummate the transactions contemplated herein and perform its material obligations hereunder; provided, however, that “Material Adverse Effect” shall not include any effect, event, change, occurrence, condition, fact, circumstance or development, directly or indirectly, arising out of or attributable to: (a) general economic or political conditions; (b) conditions generally affecting the industries in which the Company Group operates, including prices for oil, natural gas or natural gas liquids; (c) any changes in financial or securities markets in general and any fluctuations in currency exchange rates; (d) acts of war (whether or not declared), armed hostilities or terrorism (including cyberterrorism), or the escalation or worsening thereof; (e) acts of God, earthquakes, any weather-related or other force majeure event or natural disasters; (f) any action required or permitted by this Agreement; (g) any changes in applicable Laws or accounting rules, including GAAP or regulatory accounting requirements or interpretations thereof; (h) the entry into, public announcement, pendency or completion of the transactions contemplated by this Agreement; (i) any effect resulting from any action taken by Buyer or any Affiliate of Buyer; (j) action taken by Seller or any Affiliate of Seller

A-9 with Buyer’s written consent or that is otherwise permitted or prescribed hereunder or (k) effects of pandemics or epidemics (including the COVID-19 pandemic); provided, however, except to the extent such effects directly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (a), (b), (c), (d), (e), (g), or (k) disproportionately adversely affect Seller or any Company Group Member, taken as a whole, as compared to other similarly situated participants operating in the oil and gas exploration, development or production industry in the region in which the Company Group operates (in which case, only the incremental disproportionate effect or effects may be taken into account in determining whether there has been or would reasonably be expected to have a Material Adverse Effect). “Material Contracts” is defined in Section 4.10(a). “Material Permits” is defined in Section 4.12. “Measurement Time” means 11:59 pm on the Business Day immediately preceding the Closing Date. “Midstream Contract” is defined in Section 4.20. “Mutual Release” is defined in Section 9.2(a)(v). “Net Working Capital” means the combined current assets of the Company Group (excluding Closing Cash) less the combined current liabilities of the Company Group (including any payroll Taxes deferred pursuant to the Cares Act, and excluding Transaction Expenses and Closing Debt), in each case, determined as of the Measurement Time in accordance with the Accounting Principles and without giving effect to the transactions contemplated by this Agreement. Set forth in Schedule 1.1(c) of the Seller Disclosure Schedule is a sample calculation of Net Working Capital prepared by the Parties as of March 31, 2022. For the avoidance of doubt, Net Working Capital shall (i) exclude all deferred Tax assets and liabilities and any accrued estimates for any proceeds relating to the insurance claims set forth on Schedule 7.4 and (ii) include as a current liability an accrual for all Continuing Employee 2022 target bonuses for the period from January 1, 2022 until the Closing Date. “New Commitment Documents” is defined in Section 7.19(d). “Non-Continuing Employee” is defined in Section 7.12(a). “Non-Recourse Party” is defined in Section 11.17. “NORM” means naturally occurring radioactive material. “Objection Notice” is defined in Section 2.4(c). “Order” shall mean any award, writ, decision, injunction, judgment, order, ruling, edict, decree, pronouncement, determination, sentence, subpoena, or verdict entered, issued, made, enacted, promulgated, enforced or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

A-10 “Organizational Documents” means, with respect to any Person, the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto. “Outside Date” means January 13, 2023. “Owned Intellectual Property” means all Intellectual Property owned by the Company Group and used in the Business as currently conducted. “Owned Real Property” is defined in Section 4.6(b). “Party” and “Parties” are defined in the preamble of this Agreement. “PEO” means G&A Partners, Inc. (as successor to Platinum Colorado, LLC). “PEO Agreement” means the Service Agreement between SEI and PEO dated December 1, 2017. “PEO Employee” means a co-employee of SEI and PEO who provides services to SEI pursuant to a contractual relationship among the employee, SEI and PEO. “PEO Plan” means any Plan sponsored, maintained, contributed to, or required to be contributed to, by PEO or an Affiliate of PEO to provide compensation or benefits to any current or former PEO Employee or any beneficiary or dependent thereof. “Permits” means all permits, certificates, registrations, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from or notifications to, Governmental Authorities. “Permitted Liens” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including statutory Liens, arising or incurred in the ordinary course of business and securing obligations which are not delinquent, (b) statutory Liens for Taxes, assessments and other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings or bonded over and in either case, for which adequate reserves have been established and recorded on the Financial Statements, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges or deposits under workers’ compensation legislation, unemployment insurance Laws or similar Laws, (e) pledges or deposits to secure public or statutory obligations or appeal bonds, (f) Liens to be released at or prior to the Closing, (g) with respect to Real Property and Rights-of- Way of the Company Group, Liens that (i) are contained in any document filed or recorded in the appropriate county to reflect title thereto, creating, transferring, limiting, encumbering or reserving or granting any rights therein (including rights of reverter, reservation and life estates), (ii) do not materially impair the current use, occupancy or value of the real property subject thereto, or (iii) are disclosed on any title insurance policies and surveys that have been made available to Buyer, (h) zoning, entitlement, building and other land use regulations imposed by any Governmental

A-11 Authority having jurisdiction over the real property of the Company Group and not violated in any material respect by the current use and operation of such real property, (i) public roads, highways and waterways, (j) Liens created by Buyer’s (or its Affiliate’s or Representative’s) examination or inspection of the Company Group’s assets and (k) Liens listed in Schedule 1.1(d) of the Seller Disclosure Schedule. “Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority. “Plan” means each (a) “employee benefit plan,” as such term is defined in Section 3(3) of ERISA; (b) plan that would be an employee benefit plan described in clause (a) of this sentence if it was subject to ERISA, such as foreign plans and plans for directors; (c) equity bonus, equity ownership, equity option, restricted equity, equity purchase, equity appreciation rights, phantom equity or other equity-based compensation plan or arrangement; (d) bonus plan or arrangement, incentive award plan or arrangement, deferred compensation agreement or arrangement, change in control or retention plan or arrangement, executive compensation or supplemental income arrangement, personnel policy, vacation policy, severance pay plan, policy or agreement, consulting agreement or employment agreement; and (e) other employee benefit plan, agreement, arrangement, program, practice or understanding, in each case, sponsored, maintained or contributed to by any member of the Company Group or with respect to which any member of the Company Group could have any liability. “Privileged Communications” is defined in Section 11.15. “Proceeding” means any action, suit, arbitration proceeding, administrative or regulatory investigation, review, audit, proceeding, citation, summons or subpoena of any nature (civil, criminal, regulatory, administrative, or otherwise, whether in contract, in tort or otherwise) in Law or in equity. “Purchase Agreements” means, collectively, the Purchase Agreements to be entered into in accordance with the Debt Commitment Letters, in the form of the Purchase Agreement with draft header “BB Draft 10/12/22” provided by Baker Botts LLP, as the counsel to the Buyer, to Vinson & Elkins L.L.P., as counsel to the Seller, on October 14, 2022, by and among the Buyer and Summit Midstream Finance Corp., a Delaware corporation, as co-issuers, Summit Midstream Partners, LP, a Delaware limited partnership and the other guarantors and purchasers party thereto, including the annexes, exhibits and schedules thereto and as amended from time to time after the date hereof in accordance with this Agreement. “R&W Conditional Binder” means the conditional binder attached hereto as Exhibit D. “R&W Insurer” means QBE Specialty Insurance Co. “R&W Policy” means the buyer-side representations and warranties insurance policy to be purchased and bound by Buyer, in accordance with the R&W Conditional Binder.

A-12 “Real Property” is defined in Section 4.6(b). “Records” means all documents, instruments, papers, books and records, books of account, files and data pertaining to the Company Group, including all books of account, journals and ledgers, files, correspondence, memoranda, maps, plats, customer lists, suppliers lists, personnel records, catalogs, data processing programs and other computer software, building and machinery diagrams and plans, financial statements, Tax records (including Tax Returns), ledgers, minute books, copies of Contracts and Permits, operating data, and all other land, title, engineering, environmental, regulatory, operating, accounting, business, marketing and other data files. “Records” shall not include the following (which shall be retained by Seller): (a) documents subject to attorney-client legal privilege; (b) Seller’s general corporate books, records and files, even if containing references to the Business or the Company Group; (c) records relating solely to the sale of the Company Group; and (d) Tax Returns of Seller or any of its Affiliates (other than the Company Group Members). “Registered Intellectual Property” means all patents, patent applications, trademark registrations, trademark applications, copyright registrations, copyright applications, and domain names issued by a Governmental Authority and owned by the Company Group and used in the Business as currently conducted. “Reimbursable Non-Continuing Employee” is defined in Section 7.12(a). “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing. “Release Agreement” is defined in Section 7.12(a). “Removal Deadline” is defined in Section 7.11. “Representatives” means (a) partners, employees, officers, directors, members, equity owners and counsel of a Party or any of its Affiliates or any prospective purchaser of a Party or an interest in a Party; (b) any consultant, attorney or accountant retained by a Party or the parties listed in clause (a) above; and (c) any bank, other financial institution or entity funding, or proposing to fund, such Party’s operations, including any consultant retained by such bank, other financial institution or entity. “Required Approvals” is defined in Section 9.2(b)(viii). “Responsible Officer” means, with respect to any Person, any vice-president or more senior officer of such Person. “Restoration Costs” is defined in Section 7.15(a). “Review Period” is defined in Section 2.4(c). “Rights-of-Way” is defined in Section 4.6(c).

A-13 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “SEI” means Sterling Energy Investments LLC. “Seller” is defined in the preamble to this Agreement. “Seller Disclosure Schedule” means the disclosure schedule to this Agreement prepared by Seller and delivered to Buyer on the Execution Date, as may be supplemented in accordance with the terms of this Agreement. “Seller Fundamental Representations” is defined in Section 8.2(a)(i). “Severance Escrow Account” is defined in Section 2.3. “Severance Escrow Amount” means $1,290,000. “Shortfall” is defined in Section 2.4(d)(i). “Specified Debt” means the Debt set forth on Schedule 1.1(e) of the Seller Disclosure Schedule. “Sterling Marks” means any trade name, trademark, service mark, slogan, domain name, logo, trade dress, or others source identifier containing the term “Sterling” or any confusingly similar word, name, abbreviation, derivation or extension thereof. “Submission” is defined in Section 2.4(c). “Subsidiary” or “Subsidiaries” means, with respect to any Person, another Person in which such first Person owns, directly or indirectly, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% percent or more of the equity interests of such Person). “Support Obligations” is defined in Section 7.5. “Taking” is defined in Section 7.15(a). “Target Working Capital” means $4,825,000. “Tax” or “Taxes” means any taxes and other similar governmental charges imposed by any Taxing Authority, including income, profits, gross receipts, net proceeds, capital gains, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, net worth, customs, duties, margin,

A-14 service, carbon, production, fuel, transactional, documentary, recapture, or similar other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. “Tax Proceeding” is defined in Section 7.9(a). “Tax Return” means any return, declaration, report, claim for refund, information return, statement, form or other document or information required to be filed or otherwise filed with a Taxing Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Taxing Authority” means, with respect to any Tax, the Governmental Authority or political subdivision thereof that imposes such Tax, and the agency (if any) charged with collection of such Tax for such entity or subdivision. “Temporary Notes Indenture” means the Temporary Notes Indenture to be entered into in accordance with the Debt Commitment Letters, in the form of the Temporary Notes Indenture with draft header “BB Draft 10.12.2022” provided by Baker Botts LLP, as the counsel to the Buyer, to Vinson & Elkins L.L.P., as counsel to the Seller, on October 14, 2022, among the Buyer and Summit Midstream Finance Corp., a Delaware corporation, as co-issuers, Summit Midstream Partners, LP, a Delaware limited partnership, the subsidiary guarantors party thereto and Regions Bank, as trustee and collateral agent, including the annexes, exhibits and schedules thereto and as amended from time to time after the date hereof in accordance with this Agreement. “Termination Date” is defined in Section 10.1. “Termination Payments” is defined in Section 7.12(a). “Third Party” means any Person other than (a) the Company Group, (b) any Party or (c) any Affiliate of the Company Group or any Party. “Third Person” means any Person other than a Party or its Affiliates. “TPH Data Rooms” shall mean the two “Box” data sites maintained by Tudor, Pickering, Holt & Co. and Vinson & Elkins L.L.P. in connection with the transactions contemplated by this Agreement, available at https://pwp.box.com/s/lzsxjfq1bkgp847wzi5k1prsinl4gsgd and https://pwp.box.com/s/3w02fwqlipr4vaqn0hhzkt22fagpugnw, respectively. “Transaction Documents” means this Agreement, the Assignment of Interests, the Escrow Agreement, the Mutual Release, and each other agreement, document and instrument required to be executed in accordance with this Agreement. “Transaction Expenses” means (a) all investment banking fees, costs and expenses and legal fees, costs and expenses, in each case, paid or incurred by the Company Group prior to, or otherwise outstanding as of, the Closing in connection with the preparation for, negotiating or consummation of this Agreement and the other Transaction Documents, including the transactions contemplated herein and therein, (b) all transaction bonuses, sale bonuses, change of control bonuses or similar bonus payments, severance payments, or other retention or compensatory payments payable solely as a result of the Closing by any Company Group Member to any current

A-15 or former employees, directors or managers of the Company Group, including the Business Employees, and in each case, including the employer-portion of any payroll Taxes arising in connection with any of the foregoing amounts or items (but excluding any post-Closing Liabilities arising as a result of actions taken by Buyer or its Affiliates after the Closing, including under so- called “double-trigger” provisions to terminate the services provided by any director, officer, or employee), and (c) 50% of the Escrow Agent’s fees. “Transfer Taxes” is defined in Section 7.8. “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to Sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations. “Unadjusted Purchase Price” is defined in Section 2.2. “WARN Act” is defined in Section 4.14(m).